                          SUBORDINATED REVOLVING CREDIT
                                 LOAN AGREEMENT



                                      AMONG




                           QUEEN SAND RESOURCES, INC.,
                                   AS BORROWER


                      THE LENDERS NAMED IN THIS AGREEMENT,
                                   AS LENDERS


                                       AND


                     ENRON CAPITAL & TRADE RESOURCES CORP.,
                                    AS AGENT













$10,000,000 SUBORDINATED REVOLVING CREDIT FACILITY             DECEMBER 29, 1997

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE 1
                                  GENERAL TERMS

Section 1.1       Certain Definitions.........................................1
Section 1.2       Accounting Principles......................................13

                                    ARTICLE 2
                            AMOUNT AND TERMS OF LOANS

Section 2.1       The Loans and Commitments..................................13
Section 2.2       Use of Proceeds............................................14
Section 2.3       Funding of Capital Costs and Acquisitions..................14
Section 2.4       Borrowing Base.............................................14
Section 2.5       Interest...................................................16
Section 2.6       Fees.......................................................17
Section 2.7       Notice and Manner of Borrowing.............................17
Section 2.8       Notes......................................................18
Section 2.9       Voluntary Prepayments......................................19
Section 2.10      Mandatory Prepayments......................................19
Section 2.11      Exchange of Indebtedness...................................20
Section 2.12      Repayment of Loans.........................................21
Section 2.13      Payment Procedure..........................................22
Section 2.14      Business Days..............................................22
Section 2.15      Illegality.................................................22
Section 2.16      Mortgaged Property.........................................23
Section 2.17      Setoff.....................................................23
Section 2.18      Production Proceeds........................................23
Section 2.19      Sharing of Payments, Etc...................................24

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

Section 3.1       Corporate Existence........................................24
Section 3.2       Financial Condition........................................25
Section 3.3       Litigation.................................................25
Section 3.4       No Breach..................................................25
Section 3.5       Authority..................................................26
Section 3.6       Approvals..................................................26
Section 3.7       Use of Borrowings..........................................26
Section 3.8       ERISA......................................................26

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
Section 3.9       Taxes......................................................27
Section 3.10      Titles, etc................................................28
Section 3.11      No Material Misstatements..................................28
Section 3.12      Investment Company Act.....................................29
Section 3.13      Public Utility Holding Company Act.........................29
Section 3.14      Subsidiaries and Partnerships..............................29
Section 3.15      Location of Business and Offices...........................29
Section 3.16      Defaults...................................................29
Section 3.17      Environmental Matters......................................29
Section 3.18      Compliance with the Law....................................31
Section 3.19      Insurance..................................................31
Section 3.20      Hedging Agreements.........................................32
Section 3.21      Restriction on Liens.......................................32
Section 3.22      Gas Imbalances.............................................32
Section 3.23      Material Contracts.........................................32

                                    ARTICLE 4
                              AFFIRMATIVE COVENANTS

Section 4.1       Financial Statements.......................................33
Section 4.2       Litigation.................................................35
Section 4.3       Maintenance, Etc...........................................35
Section 4.4       Environmental Matters......................................36
Section 4.5       Further Assurances.........................................37
Section 4.6       Performance of Obligations.................................37
Section 4.7       Engineering Reports........................................37
Section 4.8       Title Information..........................................39
Section 4.9       Additional Collateral......................................39
Section 4.10      ERISA Information and Compliance...........................40

                                    ARTICLE 5
                               NEGATIVE COVENANTS

Section 5.1       Debt.......................................................40
Section 5.2       Liens......................................................41
Section 5.3       Investments, Loans and Advances............................42
Section 5.4       DEM Subordinated Debt......................................43
Section 5.5       Sales and Leasebacks.......................................43
Section 5.6       Nature of Business.........................................43
Section 5.7       Limitation on Leases.......................................43
Section 5.8       Distributions..............................................44
Section 5.9       Mergers, Etc...............................................44
Section 5.10      Proceeds of Note...........................................45
Section 5.11      ERISA Compliance...........................................45

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Section 5.12      Sale or Discount of Receivables............................46
Section 5.13      Current Ratio..............................................46
Section 5.14      Accounts Payable...........................................46
Section 5.15      Interest Coverage Ratio....................................47
Section 5.16      Sale of Oil and Gas Properties.............................47
Section 5.17      Environmental Matters......................................47
Section 5.18      Transactions with Affiliates...............................47
Section 5.19      Subsidiaries and Partnerships..............................48
Section 5.20      Negative Pledge Agreements.................................48
Section 5.21      Gas Imbalances, Take-or-Pay or Other Prepayments...........48
Section 5.22      Material Contracts.........................................49
Section 5.23      Senior Loan Agreement......................................49

                                    ARTICLE 6
                                EVENTS OF DEFAULT

Section 6.1       Events.....................................................49
Section 6.2       Remedies...................................................51

                                    ARTICLE 7
                              CONDITIONS OF LENDING

Section 7.1       Initial Loans..............................................52
Section 7.2       All Loans..................................................54

                                    ARTICLE 8


Section 8.1       Authorization and Action...................................55
Section 8.2       Agent's Reliance, Etc......................................55
Section 8.3       The Agent and Its Affiliates...............................56
Section 8.4       Lender Loan Decision.......................................56
Section 8.5       Indemnification............................................56
Section 8.6       Successor Agent............................................57

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.1       Notices....................................................57
Section 9.2       Amendments, Etc............................................58
Section 9.3       No Waiver; Remedies........................................58
Section 9.4       Indemnities................................................58
Section 9.5       Invalidity.................................................60
Section 9.6       Survival of Agreements.....................................60

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Section 9.7       Lender Assignments and Participations......................61
Section 9.8       Renewal, Extension or Rearrangement........................63
Section 9.9       Waivers....................................................63
Section 9.10      Cumulative Rights..........................................63
Section 9.11      Singular and Plural........................................63
Section 9.12      Construction...............................................63
Section 9.13      Interest...................................................63
Section 9.14      References.................................................64
Section 9.15      Taxes, etc.................................................65
Section 9.16      Governmental Regulation....................................65
Section 9.17      Entire Agreement...........................................65
Section 9.18      Exhibits...................................................65
Section 9.19      Titles of Articles, Sections and Subsections...............65
Section 9.20      Satisfaction Requirement...................................65
Section 9.21      Counterparts...............................................65
Section 9.22      Subordinated Debt..........................................65
Section 9.23      Designated Senior Indebtedness.............................66


EXHIBITS

Exhibit A         -        Form of Note
Exhibit B         -        Borrowing Request
Exhibit C         -        Form of Compliance Certificate
Exhibit D         -        Legal Opinion
Exhibit E         -        Assignment and Acceptance

SCHEDULES

Schedule 3.2      -        Liabilities
Schedule 3.3      -        Litigation
Schedule 3.10     -        Titles, etc.
Schedule 3.14     -        Subsidiaries and Partnerships
Schedule 3.17     -        Environmental Matters
Schedule 3.19     -        Insurance
Schedule 3.20     -        Hedging Agreements
Schedule 3.22     -        Gas Imbalances
Schedule 3.23     -        Material Contracts
Schedule 5.1      -        Debt
Schedule 5.2      -        Liens
Schedule 5.3      -        Investments, Loans and Advances

                                 LOAN AGREEMENT


         THIS SUBORDINATED REVOLVING CREDIT LOAN AGREEMENT is made and entered into as of December 29, 1997, among QUEEN SAND RESOURCES, INC., a Nevada corporation (the "Borrower"), the Lenders (as defined below), and ENRON CAPITAL & TRADE RESOURCES CORP., a Delaware corporation, as Agent for the Lenders.

         In consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, the Borrower, the Lenders, and the Agent agree as follows:

                                    ARTICLE 1
                                  GENERAL TERMS

         Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" means the direct or indirect purchase or acquisition, whether in one or more related transactions, of any Oil and Gas Properties (or the Person or group of Persons owning such Oil and Gas Properties).

         "AFE" shall mean an authority for expenditure of the type customarily used in the oil and gas industry in form and substance satisfactory to the Agent.

         "AFE Expenditures Report" shall mean a report, reasonably satisfactory in form and substance to the Agent, prepared by the Borrower, setting forth on a comparison basis the actual Capital Costs incurred versus the estimated amounts budgeted for such Capital Costs pursuant to the most recent Plan of Development submitted to the Agent, in connection with the applicable Development Project and, if requested by the Agent, including the underlying invoices or other documentation supporting such AFE Expenditures Report to the extent such information is available.

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For the purposes of this definition, "control" (including, with its correlative meanings, "controlled by", and "under common control with") shall mean any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agent" shall mean Enron Capital & Trade Resources Corp. in its capacity as agent pursuant to Article 8, and includes any successor agent pursuant to Section 8.6.

         "Agent's Account" shall have the meaning specified in Section 2.13.

         "Agreement" shall mean this Subordinated Revolving Credit Loan Agreement, as the same may from time to time be amended or supplemented.

         "Approval Period" shall mean any Mezzanine Period that has been continuing for more than 60 days.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of the attached Exhibit E.

         "Borrower" shall mean Queen Sand Resources, Inc., a Nevada corporation.

         "Borrower's Account" shall have the meaning specified in Section 2.7.

         "Borrowing" shall mean any borrowing consisting of simultaneous Loans made by each Lender pursuant to the facility created in this Agreement.

         "Borrowing Base" shall mean, at any time, the amount determined in accordance with Section 2.4 to be the Borrowing Base hereunder.

         "Borrowing Request" shall mean a request for a Borrowing pursuant to
Section 2.7 in substantially the form attached as Exhibit B.

         "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of New York.

         "Capital Costs" shall have the meaning assigned to such term in Section 2.3(a).

         "Capital Stock" shall mean with respect to any corporation, any and all shares, interests, participations or other equivalents (however designated) of, or rights, warrants or options to purchase, corporate stock or any other equity interest (however designated) of or in such corporation.

         "CERCLA" shall have the meaning set forth in the definition of "Environmental Laws."

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Commitment" shall mean for any Lender, such Lender's commitment to make Loans pursuant to the terms of this Agreement in an aggregate outstanding amount not to exceed the lesser of (a) such Lender's Maximum Commitment or (b) such Lender's Pro Rata Share of the Borrowing Base, as the same may be reduced or increased from time to time in accordance with the terms of this Agreement.

         "Consolidated Subsidiaries" shall mean each Subsidiary of the Parent Company or such other Person, whether now existing or hereafter created or acquired, the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent Company in accordance with GAAP.

         "Debt" shall mean, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (b) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, letters of credit, surety or other bonds and similar instruments; (c) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (d) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (e) all Debt and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (f) all Debt and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others (other than the purchase of Property in the ordinary course of business); (h) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (i) the net mark to market value of all obligations of such Person under Hedging Agreements.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Default Rate" shall have the meaning specified in Section 2.5(b).

         "DEM Subordinated Debt" shall mean the Series A DEM $5,000,000 12% notes issued by the Parent Company and being due and payable on July 15, 2000, and any renewals, extensions or replacements (but not increases in principal amount) thereof.

         "Development Project" shall mean each project for the development of proved non-producing reserves of any of the Mortgaged Properties set out in a Project Summary or a Plan of Development.

         "Eligible Assignee"shall mean (a) any Affiliate of Enron Capital & Trade Resources Corp. or (b) any other Person approved by the Borrower (such approval shall not be unreasonably withheld).

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health, safety or the environment in effect in any and all jurisdictions in which the Parent Company, the Borrower or any of its Subsidiaries is conducting or at any time has conducted business, or where any Property of any such Person is located, including without limitation, the Oil Pollution Act of 1990, as amended ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in the OPA, the terms "hazardous substance" and "release" (or "threatened release") shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of the Parent Company, the Borrower or any of its Subsidiaries is located establish a meaning for "oil", "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Parent Company would be deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

         "ERISA Event" shall mean (a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Excepted Liens" shall mean: (a) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained; (b) Liens in connection with workmen's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which appropriate reserves have been maintained in accordance with GAAP; (c) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been maintained in accordance with GAAP; (d) any Liens reserved in leases or farmout agreements for rent and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent Company, the Borrower or any of its Subsidiaries or materially impair the value of such Property subject thereto; (e) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions, or reservations, in any rights of way or other Property of the Parent Company, the Borrower or any of its Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of the such rights of way and other Property for the purposes of which such rights of way and other Property are held by any such Person or materially impair the value of such Property subject thereto; and (f) Liens securing payment of the Senior Debt.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" shall mean that certain letter of even date herewith from ECT Securities Corp. to the Borrower regarding certain fees payable by the Borrower in connection with this Agreement.

         "Financial Statements" shall mean the financial statement or statements of the Parent Company described or referred to in Section 3.2(a).

         "Financing Statements" shall mean the financing statements referred to in Section 7.1(e)(ii).

         "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors, or other generally accepted industry practice or accounting principles, and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Governmental Authority" shall include the country, the state, county, parish, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Parent Company, the Borrower, its Subsidiaries or any of their Properties, or the Agent or the Lenders.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Guaranties" means (a) the Guaranties dated as of even date hereof made by each of the Parent Company and the Guarantors in favor of the Agent for the benefit of the Lenders guaranteeing payment of the Indebtedness and (b) any other present or future guaranties of any Indebtedness.

         "Guarantors" shall mean each of Northland Operating Co., a Nevada corporation, Corrida Resources, Inc., a Nevada corporation, and all future Subsidiaries of the Parent Company other than the Borrower and Non-Recourse Subsidiaries.

         "Hedging Agreement" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange, price or rate protection agreements or any option with respect to any such transaction.

         "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Note or on other Indebtedness under applicable laws which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

         "Hydrocarbon Interests" shall mean all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interest and production payment interests, including any reserved or residual interests of whatever nature.

         "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Agent or any Lender in connection with this Agreement, the Notes, or the other Loan Documents, and all renewals, extensions and/or rearrangements of any of the above.

         "Indemnity Matters" shall have the meaning specified in Section 9.4.

         "Lenders" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.7.

         "Lender's Account" shall mean for any Lender, the account specified by such Lender as its Lender's Account by notice in writing to the Agent.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, charge, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or preferential arrangement of any kind or nature whatsoever (including, any agreement to give or grant a lien), or (b) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Parent Company, the Borrower or any of its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

         "Loan" shall mean each loan made pursuant to Section 2.1.

         "Loan Documents" shall mean this Agreement, the Note, the Security Instruments, the Guaranties, the Borrowing Requests, the Registration Rights Agreement, the Subordination Agreement, and all other certificates, documents, instruments, and agreements executed by the Borrower, the Parent Company, or any Guarantor and delivered pursuant to this Agreement, as the same may be amended, supplemented, modified, renewed, or extended from time to time.

         "Majority Lenders" shall mean, at any time, Lenders holding more than 50% of the then aggregate unpaid principal amount of the Notes held by the Lenders at such time, or, if no such principal amount is then outstanding, Lenders having at least 50% of the aggregate amount of the Commitments at such time.

         "Material Adverse Effect" shall mean any material and adverse effect on
(a) the assets, liabilities, financial condition, business, operations, prospects or affairs of the Parent Company and its Consolidated Subsidiaries taken as a whole different from those reflected in the financial statements most recently delivered pursuant to Section 3.2(a) or 4.1 hereof, or from the facts represented or warranted in this Agreement or any Security Instrument, or (b) the ability of the Parent Company and its Consolidated Subsidiaries to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted, or to meet its obligations under the Loan Documents on a timely basis.

         "Material Contracts" shall mean each of the instruments, contracts or agreements described in Schedule 3.23, as the same may be amended, modified or replaced from time to time in accordance of the terms of Section 5.22.

         "Maturity Date" shall mean the earlier of (a) December 30, 2002 or (b) the date 60 days after the Borrower's receipt of written notice from the Agent that the Lenders and their Affiliates beneficially own, in the aggregate, less than 10% of the Capital Stock of the Parent Company entitled to vote generally in the election of directors.

         "Maximum Commitment" shall mean for any Lender, the amount set opposite such Lender's name on the signature pages hereof as its "Maximum Commitment".

         "Mezzanine Period" shall mean any period of time in which the Loans are bearing interest at the rate determined by Section 2.5(a)(ii).

         "Monthly Net Cash Flow" shall mean on a cash basis, the amount by which the Net Production Revenues received by the Borrower during such month from the Oil and Gas Property covered thereby exceeds the Operating Costs paid by the Borrower during such month with respect to such Oil and Gas Property covered thereby.

         "Mortgage" shall mean (a) each of the Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statements (Subordinated Revolving Credit Loan Agreement) dated as of even date hereof from the Borrower to the Agent for the benefit of the Lenders, covering certain Oil and Gas Properties of the Borrower, and (b) each and every additional mortgage or deed of trust which the Borrower, the Parent Company, or any Guarantor may hereafter execute granting to the Agent for the benefit of the Lenders a Lien on the Property covered thereby and securing the Indebtedness.

         "Mortgaged Properties" shall mean all of the Borrower's, the Parent Company's, or any Guarantor's interest in (a) any Oil and Gas Property owned by the Borrower, the Parent Company, or any Guarantor and subject to a Mortgage; and (b) any other Property that is subjected to Liens in favor of the Agent for the benefit of the Lenders securing the Indebtedness.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 3(37) or 4001 (a)(3) of ERISA.

         "Net Production Revenues" shall mean, with respect to any Oil and Gas Property, the amounts realized by the Borrower from the sale of Hydrocarbons produced from such Oil and Gas Property, less royalties, overriding royalties, net profits interests and other burdens set forth in the most current engineering report covering such production, payable by the Borrower on such production.

         "Non-Recourse Debt" shall mean Debt of any Non-Recourse Subsidiary (i) as to which neither the Parent Company, the Borrower nor any Guarantor is directly or indirectly liable (by virtue of such Person or any Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Debt); (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Debt of the Parent Company, the Borrower or any Guarantor to declare a default on such Debt of such Person or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) that is not secured by a Lien upon any Property of the Parent Company, the Borrower or any Guarantor other than the stock of a Non-Recourse Subsidiary or any guarantee by another Non-Recourse Subsidiary.

         "Non-Recourse Subsidiary" shall mean any Subsidiary of the Parent Company organized, reorganized, or acquired after August 1, 1997, as to which all of the following conditions apply: (i) neither such Subsidiary nor any of its Subsidiaries provides credit support for any of the Indebtedness or any other Debt of the Parent Company, the Borrower, or any Guarantor; (ii) neither the Parent Company, the Borrower, nor any Guarantor is liable, directly or indirectly, with respect to any Debt of such Subsidiary; and (iii) the board of directors of the Parent Company shall have designated such Subsidiary to be a Non-Recourse Subsidiary on or prior to the date of its organization, reorganization, or acquisition. Any such designation by the board of directors of the Parent Company shall be evidenced to the Agent by delivering to it a resolution giving effect to such designation and an officer's certificate certifying that such designation complies with the foregoing conditions. Any Subsidiary of a Non-Recourse Subsidiary shall be a Non-Recourse Subsidiary for the purposes of this Agreement.

         "Notes" shall mean the promissory notes of the Borrower described in
Section 2.8, and being in the form of the note attached as Exhibit A, together with any and all renewals, extensions for any period, increases, amendments, or rearrangements thereof or thereto.

         "Oil and Gas Properties" shall mean the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in anyway appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any Property, real or personal, now owned or hereinafter acquired and situated upon, and used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "OPA" shall have the meaning set forth in the definition of "Environmental Laws."

         "Operating Costs" for any month and with regard to any Oil and Gas Property, shall mean all direct costs paid by the Borrower to operate, maintain and produce such Oil and Gas Property, excluding any non-recurring development or other non-recurring capital expenditures incurred with respect to such Oil and Gas Property.

         "Parent Company" shall mean Queen Sand Resources, Inc., a Delaware corporation.

         "Payment Date" shall mean the last Business Day of each March, June, September, and December during the term of this Agreement.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions.

         "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower or any of its Subsidiaries or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date of this Agreement, sponsored, maintained or contributed to, by the Parent Company, the Borrower or any of its Subsidiaries or an ERISA Affiliate.

         "Plan of Development" shall mean a general plan for the development of any Mortgaged Property, approved by the Agent (with the consent of the Majority Lenders) in its sole discretion which shall include Capital Cost estimates and, if available, AFE's, plus other development information, including, by way of example (a) an overall program strategy and timing, (b) drilling and completion prognosis including bottom-hole well locations for any well or wells covered thereby, (c) pipelines, platforms and facility requirements, and (d) engineering reports on the projected volumes and related Monthly Net Cash Flows of natural gas and oil from the well or wells covered thereby.

         "Preferred Stock" shall mean the Parent Company's Series C Convertible Preferred Stock issued pursuant to the Certificate of Designation of Series C Convertible Preferred Stock adopted as of December 23, 1997, together with any and all amendments and modifications thereto.

         "Pro Rata Share" means, with respect to any Lender, either (a) the ratio (expressed as a percentage) of such Lender's Maximum Commitment at such time to the aggregate Maximum Commitments at such time or (b) if the Commitments have been terminated, the ratio (expressed as a percentage) of such Lender's aggregate outstanding Loans at such time to the aggregate outstanding Loans of all Lenders at such time.

         "Project Summary" shall have the meaning specified in Section 2.7.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proved Reserves" shall mean those Oil and Gas Properties designated as "proved" (in accordance with the Definitions for Oil and Gas Reserves established by the Society for Petroleum Engineers from time to time) in the Reserve Report and used in establishing the Borrowing Base.

         "Quarterly Date" shall mean the last day of each March, June, September and December, in each year, the first of which shall be March 31, 1998; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

         "RCRA" shall have the meaning set forth in the definition of "Environmental Laws."

         "Redetermination Date" shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Sections 2.4(d) and 2.4(e) both for scheduled redeterminations and unscheduled redeterminations.

         "Registration Rights Agreement" shall mean the Registration Rights Agreement dated as of December 29, 1997, among the Parent Company, the Agent and Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, as the same may from time to time be amended or supplemented.

         "Reserve Report" shall mean a report, in form and substance satisfactory to the Agent, setting forth, as of each June 30 or December 31, as applicable (or such other date in the event of an unscheduled redetermination);
(a) the oil and gas reserves attributable to Oil and Gas Properties that comprise the Borrowing Base together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (b) such other information as the Agent may reasonably request. The term "Reserve Report" shall also include the information to be provided by the Borrower by February 15 of each year pursuant to Section 4.7(a).

         "Responsible Officer" shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer" shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent Company or the Borrower, as applicable.

         "Robertson Notes" shall mean (a) that certain $375,000 promissory note issued by Corrida Resources, Inc. as of February 5, 1997 in favor of Robertson's Oil & Gas, Inc., a Louisiana corporation, Pelican Resources, Inc., a Louisiana corporation, and Allan K. Robertson, as modified and amended pursuant to that certain Modification of Note and Agreement on Substitution of Collateral dated July 31, 1997; and (b) that certain $1,625,000 promissory note issued by Corrida Resources, Inc. as of February 5, 1997 in favor of D&R Petroleum, Inc., a Louisiana corporation, Black Gold Productions Services, Inc., a Louisiana corporation, and David Robertson, as modified and amended pursuant to that certain Modification of Note and Agreement on Substitution of Collateral dated July 31, 1997, as the same may be amended, supplemented or modified in accordance with Section 5.22.

         "Scheduled Redetermination Date" shall have the meaning specified in
Section 2.4(c).

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "SEC Value" shall mean the future net revenues before income taxes from Proved Reserves, estimated assuming that oil and natural gas prices and production costs remain constant, then discounted at the rate of 10% per year to obtain the present value.

         "Security Instruments" shall mean this Agreement, the agreements or instruments described or referred to in Section 7.1(e) and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower as security for the payment or performance of, the Indebtedness, as such agreements may be amended or supplemented from time to time.

         "Senior Debt" shall mean the obligations of the Borrower pursuant to the Senior Loan Agreement.

         "Senior Loan Agreement" shall mean the Credit Agreement dated as of August 1, 1997, among the Borrower, the Bank of Montreal, as agent, and the other lenders signatory thereto as amended by the First Amendment to Credit Agreement dated as of December 3, 1997, and the Second Amendment to Credit Agreement dated as of December 29, 1997, and as the same be further amended and supplemented in accordance with this Agreement.

         "Senior Loan Borrowing Base" shall mean, at any time, the amount determined in accordance with Section 2.08 of the Senior Loan Agreement to be the "Borrowing Base" under the Senior Loan Agreement.

         "Subordination Agreement" shall mean the Subordination Agreement dated as of December 29, 1997, made by the Agent and the Lenders in favor of the Bank of Montreal, as Agent and the Senior Lenders described therein, as the same may be amended or supplemented from time to time.

         "Subsidiary" shall mean, for any Person, any Person of which at least a majority of the outstanding shares of stock or other equity interests having by the terms thereof ordinary voting power to elect the majority of the board of directors or manager of such Person (irrespective of whether or not at the time stock or other interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

         Section 1.2 Accounting Principles. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Agent hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 3.2 (except for changes concurred with by the Borrower's independent public accountants).

                                    ARTICLE 2
                            AMOUNT AND TERMS OF LOANS

         Section 2.1 The Loans and Commitments. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, each Lender agrees to make Loans to the Borrower on any Business Day during the period from the date hereof until the Maturity Date, in such amounts as the Borrower may request pursuant to a Borrowing Request in an aggregate outstanding amount not to exceed the lesser of (a) such Lender's Maximum

Commitment and (b) such Lender's Pro Rata Share of the Borrowing Base. The Borrower may make prepayments as permitted or required in Sections 2.9 and 2.10 and reborrowings in respect thereof; provided, however, that the aggregate principal amount of all such Loans at any one time outstanding shall not exceed the aggregate amount of the Lenders' Commitments; and provided further, that no individual Borrowing shall be less than $100,000, unless the availability on the aggregate amount of the Lenders' Commitments is less than $100,000, in which event the Borrowing may be for such available amount. The Loans made by the Lenders to the Borrower pursuant to this Agreement shall be evidenced by the Notes.

         Section 2.2 Use of Proceeds. The Borrower shall use the proceeds of Borrowings made hereunder solely for the following purposes:

                  (a) Capital Costs. To pay the Capital Costs incurred in connection with any proposed Development Projects.

                  (b) Acquisitions. To fund the cost of Acquisitions by the Borrower.

         Section 2.3       Funding of Capital Costs and Acquisitions.

                  (a) No Loans for the costs incurred by the Borrower for any Development Project (Borrower's share of such costs being referred to herein as the "Capital Costs") shall be made by the Lenders unless the Borrower shall have submitted a Project Summary or Plan of Development for such project to the Agent in advance.

                  (b) No Lender shall have any obligation to provide any Loan which will be used to fund an Acquisition, if the making of such Loan would cause the aggregate outstanding amount of Loans made by such Lender used to fund Acquisitions to exceed the lesser of (I) such Lender's Pro Rata Share of $5,000,000 or (II) such Lender's Pro Rata Share of 50% of the Borrowing Base.

         Section 2.4       Borrowing Base.

                  (a) So long as the Bank of Montreal remains the agent under the Senior Loan Agreement and there is no change of control (as used in the definition of "Affiliate") in the Bank of Montreal, or until such time as the Agent determines (with the concurrence of the Majority Lenders) in its sole discretion, that the Senior Loan Borrowing Base is not the amount that the Agent would have established as the Senior Loan Borrowing Base if the Agent were the "Agent" under the Senior Loan Agreement, the Borrowing Base shall be an amount equal to forty percent (40%) of the Senior Loan Borrowing Base and shall change as and when Senior Loan Borrowing Base changes. Should the Bank of Montreal cease to be the agent under the Senior Loan Agreement or there is a change of control (as used in the definition of "Affiliate") in the Bank of Montreal, or the Agent determines (with the concurrence of the Majority Lenders), in its sole discretion, that the Senior Loan Borrowing Base is not the amount that the Agent would have established as the Senior Loan Borrowing Base if the Agent were the "Agent" under the Senior Loan Agreement, the Borrowing

Base shall thereafter be determined in accordance with Section 2.4(b) by the Agent (with the concurrence of the Majority Lenders) and shall be subject to redetermination in accordance with Section 2.4(c). Without limiting the Agent's discretion to make redeterminations of the Borrowing Base for other reasons, the Borrower acknowledges that upon any amendment or other modification to the terms of the Senior Debt, the Agent (with the consent of the Majority Lenders) may redetermine the Borrowing Base in accordance with Section 2.4(b). Upon any redetermination of the Borrowing Base by the Agent, such redetermination shall remain in effect until the next successive Redetermination Date.

                  (b) In the event any of the conditions set forth in the second sentence of Section 2.4(a) should occur, the Agent shall give written notice thereof to the Borrower and the Borrowing Base shall thereafter be determined as provided in this Section 2.4(b). Upon receipt of the most recent Reserve Reports and accompanying production reports required to be delivered pursuant to Section
4.7 and such other reports, data and supplemental information as may from time to time be reasonably required by the Agent, including Plans of Development, the Agent will evaluate the Reserve Reports and such other reports, data and supplemental information and redetermine the Borrowing Base. Each redetermination of the Borrowing Base will be made in good faith in accordance with the Agent's normal and customary procedures for evaluating oil and gas reserves and other related assets and information as such exist at that particular time. The Agent, in its sole discretion, may make adjustments to the rates, volumes and prices and other assumptions set forth in the Reserve Reports and such other reports, data and supplemental information provided to the Agent. The Borrower acknowledges that, in determining the Borrowing Base, (i) the Agent may utilize any prices established in any relevant price risk management agreements of the Borrower, and that prices used by the Agent for any non-hedged reserve production may not necessarily reflect the then market price for such Hydrocarbons and (ii) the quantity and terms of the Senior Debt shall be a factor in any such determination. The Agent may exclude any Oil and Gas Property or portion of production therefrom or any income from any other Property from the Borrowing Base, at any time, because title information is not reasonable satisfactory or such Property is not Mortgaged Property.

                  (c) So long as the Commitment is in effect and until payment in full of all Loans hereunder, on or around the 15th Business Day of each March and September, commencing March 15, 1998 (each being a "Scheduled Redetermination Date"), the Agent shall redetermine the amount of the Borrowing Base in accordance with Sections 2.4(a) or 2.4(b), as applicable. After the March 15, 1998, Scheduled Redetermination Date, the Majority Lenders may initiate a redetermination of the Borrowing Base by the Agent at the Borrower's expense at any time as the Majority Lenders may require including without limitation at any time that the Borrower materially changes the completion date of any Development Project, fails to fund any shortfall in Capital Costs as required pursuant to Section 2.7(d) or the Majority Lenders believe events or conditions have occurred which would decrease the then current Borrowing Base by ten percent (10%) or more.

                  (d) In connection with any redetermination of the Borrowing Base pursuant to 2.4(b) or 2.4(c), the Agent shall propose to the Lenders a new Borrowing Base by no later than the earlier of (i) 30 days following receipt by the Agent of the Reserve Reports to be used in connection with such redetermination or (ii) 10 days prior to the next Scheduled Redetermination Date, in each case assuming receipt of the Reserve Reports in a timely and complete manner. After having received notice of such proposal by the Agent, the Lenders shall have 10 days to agree or disagree with such proposal. If at the end of such 10 days, the Majority Lenders have not communicated their approval or disapproval, such silence shall be deemed to be an approval and the Agent's proposal shall be the new Borrowing Base. If however, the Majority Lenders notify Agent within 10 days of their disapproval, the Borrowing Base shall be set at the lower of the Agent's proposal or the amount of the then current Borrowing Base; and the Borrowing Base shall remain at such level until the Majority Lenders agree on a new Borrowing Base.

                  (e) The Agent shall promptly notify the Borrower of any redetermination of the Borrowing Base. Any redetermination of the Borrowing Base and any changes in the amounts available for Capital Costs or for Acquisitions resulting from such redetermination shall not be in effect until written notice is received by the Borrower.

         Section 2.5       Interest.

                  (a) The outstanding principal amount of the Loans made pursuant to the Notes and this Agreement shall bear interest from the date made until due at a fluctuating interest rate per annum that is equal to the lesser of the Highest Lawful Rate or the following:

                           (i) Except as provided in subsection (ii) below, the rate of one percent (1%) above the then highest rate of interest being paid on any portion of the Senior Debt; provided that if no Senior Debt is outstanding, the rate of fifteen percent (15%).

                           (ii) If the aggregate outstanding principal balance of the Loans exceeds $2,000,000 during each day of any continuous period of 120 days, the outstanding principal amount of the Loans shall bear interest at the rate equal to the greater of (I) the rate provided in subparagraph (i) of this section or (II) fifteen percent (15%). Such rate change shall be effective as of the first day following such 120 day period and shall remain in effect until the first day on which the aggregate outstanding principal balance of the Loans has not exceeded $2,000,000 at any time during the thirty (30) day period immediately preceding such day.

                  (b) Past due interest, principal and other amounts hereunder shall bear interest at a fluctuating interest rate per annum that is equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the Highest Lawful Rate from the date due until paid ("Default Rate").

                  (c) Each change in the fluctuating interest rate set forth in subsection 2.5(a)(i) shall be effective simultaneously with the corresponding change in the rate of interest being paid on the Senior Debt. Interest shall be computed (i) for payments of interest based upon the Senior Debt, on the per annum basis provided for in the Senior Loan Agreement and (ii) for all other payments of interest under the Loan Documents, on the per annum basis of a year of 365 or 366 days, as the case may be, and for the actual number of days (including the first day but excluding the last day) elapsed.

                  (d) Within two (2) Business Days after the last day of each month, the Borrower shall provide the Agent with a certificate (certified by the chief financial officer of the Borrower) detailing the highest rate of interest paid on account of the Senior Debt for each day of such month.

         Section 2.6       Fees.

                  (a) Upon execution of this Agreement, the Borrower shall pay the fees described in the Fee Letter.

                  (b) Commencing March 31, 1998, and on each Payment Date thereafter, the Borrower agrees to pay to the Agent for the account of each Lender a facility fee ("Facility Fee") of three-eights of one percent (3/8%) per annum on the daily average of the unadvanced portion of such Lender's Commitment for the period since January 12, 1998, or the previous Payment Date, as the case may be, to such Payment Date.

         Section 2.7       Notice and Manner of Borrowing.

                  (a) The amount and date of each Borrowing shall be designated by the Borrower's execution of a Borrowing Request, accompanied by the documentation required in Sections 2.7(b) and (c), to be received by the Agent at least five (5) Business Days prior to the requested date of such Loan, which date must be a Business Date, except for the initial Loan which may be requested on the date of this Agreement. The Agent shall give to each Lender prompt notice of such proposed Borrowing by telecopy or telex. Each Lender shall, before 12:00 p.m. (New York, New York time) on the date of such Borrowing, make available to the Agent at the Agent's Account, in same day funds, such Lender's Pro Rata Share of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 7, the Agent will make such funds available to the Borrower at such account as the Borrower shall designate to the Agent in writing.

                  (b) Except as provided in Section 2.7(c), in connection with each Borrowing Request, the Borrower shall deliver a project/acquisition summary description ("Project Summary") in form and substance reasonably satisfactory to the Agent describing the Acquisition or Development Project for which the proceeds of the requested Borrowing shall be used. Each Project Summary shall contain (i) in the case of Acquisitions, a description of the Oil and Gas Properties being purchased, the total consideration for such Acquisition, and the sources of funds to be used in connection therewith, (ii) in the case of Development Projects, an estimate of the Capital Costs of such Development Project, and (iii) such other information and documentation as the Agent may reasonably request.

                  (c) During any Approval Period, (i) the Lenders shall not be required to fund any Borrowing for an Acquisition unless the Agent (with the consent of the Majority Lenders) shall have approved such Acquisition in its sole discretion, (ii) the Lenders shall not be required to fund any Borrowing for Capital Costs until the Borrower shall have submitted and the Agent (with the consent of the Majority Lenders) shall have approved in its sole discretion a Plan of Development for the applicable Development Project in advance and (iii) each Borrowing Request for Capital Costs shall be accompanied by an AFE and an AFE Expenditures Report for all Capital Costs to be advanced pursuant to the requested Loan.

                  (d) The Borrower covenants and agrees that the Borrower shall fund any and all Capital Costs for any Development Project that exceed the amounts advanced pursuant to any Borrowing Request and all Capital Costs which in the aggregate with all other Loans hereunder would exceed the Commitments of the Lenders, necessary to complete any proposed Development Project, and that the Lenders' obligation to fund any Capital Costs is subject to the Agent's satisfaction that the Borrower has sufficient funds available to fund such excess.

                  (e) Unless the Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Agent such Lender's Pro Rata Share of such Borrowing, the Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Agent on the date of such Borrowing in accordance with this Section 2.7, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Agent, such Lender and the Borrower severally agree to immediately repay to the Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) in the case of the Borrower, the interest rate applicable on such day to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for such day. If such Lender shall repay to the Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Loans comprising such Borrowing. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Loan on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

         Section 2.8 Notes. To evidence the Loans made by each Lender pursuant to this Agreement, the Borrower will issue, execute and deliver to each Lender a
Note in the principal amount of such Lender's Maximum Commitment, each dated as of the date of this Agreement. Each time a Loan is made hereunder or payment (including, without limitation, prepayments) is made on the Note, each Lender is hereby irrevocably authorized by the Borrower to make an appropriate notation on a ledger forming a part of its Note reflecting the amount loaned or paid and the date thereof; provided however, the failure of any Lender to do so shall not relieve the Borrower or any other liable party of its liability hereunder or under the Note or subject the Borrower or any other liable party to additional liability under the Note. Furthermore, each Lender is hereby irrevocably authorized by the Borrower to attach to and to make a part of its Note a continuation of any such schedule of Loans and payments, as and when required, reflecting the amount paid and the date of such payment. The aggregate unpaid amount of Loans reflected by the notations by any Lender or the Agent on the records or a ledger sheet or sheets affixed to the Note shall be deemed rebuttably presumptive evidence of the principal amount owing on such Lender's Note. Interest provided for in this Agreement and in the Notes shall be calculated on the unpaid sums actually loaned and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates advanced until repaid. The liability for payment of principal and interest evidenced by the Notes shall be limited to the principal amounts actually loaned and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

         Section 2.9 Voluntary Prepayments. The Borrower may at its option prepay the principal amount of the Notes outstanding hereunder on any Business Day in whole or from time to time in part (but no voluntary partial prepayment shall be less than $100,000, provided that no voluntary prepayment shall be made if after giving effect to such prepayment the aggregate outstanding principal amount under the Note would be less than $100,000) without premium or penalty, upon giving the Agent at least three (3) Business Days' prior written notice of the aggregate principal amount to be prepaid, and in the event of any such notice being given, the amount so notified shall be due and payable on the day so notified, together with accrued interest thereon to the date of prepayment. The Borrower shall not have any right to voluntarily prepay amounts owing under the Notes other than those specifically provided in this Section 2.9.

         Section 2.10 Mandatory Prepayments. Upon any redetermination of the amount of the Borrowing Base in accordance with Section 2.4, (i) if the aggregate outstanding principal amount of the Loans exceeds the redetermined Borrowing Base or (ii) the aggregate outstanding amount of Loans used for Acquisitions exceeds the lesser of (I) $5,000,000 or (II) 50% of the redetermined Borrowing Base, then the Borrower shall within thirty (30) days of receipt of written notice thereof, either (A) prepay the Loans in an aggregate principal amount equal to such excess, together with accrued interest thereon to the date of prepayment, or (B) in the Majority Lenders' discretion, subject to a Security Instrument satisfactory to the Agent, additional Property of the Borrower satisfactory to the Agent having a loan value (determined by the Agent in good faith in accordance with Section 2.4(b)) in an amount such that the sum of such loan value amount plus the aggregate principal amount of prepayments made pursuant to this Section 2.10 in respect of such Borrowing Base deficiency equals or exceeds the amount of such Borrowing Base deficiency, and deliver to the Agent such additional reports, information, and financing statements covering all of such additional Property as the Agent may reasonably request, and other legal opinions in form, scope and substance reasonably acceptable to the Agent opining favorably as to, among such other matters as may be required by the Agent, (x) the Borrower's ownership of such additional Property, and (y) the existence of a Lien and security interest on such additional Property, subject only to Excepted Liens, in favor of the Agent for the benefit of the Lenders, securing the Indebtedness. Prepayments required under this Section 2.10 shall be without premium or penalty.

         Section 2.11      Exchange of Indebtedness.

                  (a) Beginning January 14, 1999, during any Approval Period, by written notice (the "Exchange Notice") to the Borrower, the Lenders shall have the right, at their option (any election to exercise such option shall require the consent of each Lender), to acquire shares of the Parent Company Common Stock (as defined below) by (i) exchanging all or any portion of the outstanding principal balance of the Borrowings and accrued but unpaid interest thereon (the "Exchange Amount") for that number of fully-paid and nonassessable shares (calculated as to such exchange to the nearest 1/100th of a share) of the common stock of the Parent Company ("Parent Company Common Stock") obtained by dividing
(A) the principal amount of the Borrowings and accrued but unpaid interest thereon to be converted as specified in the Exchange Notice (the "Exchange Amount") by (B) the Exchange Price (as defined below), determined in accordance with paragraph (b) below and (ii) if required by applicable law, paying to the Parent Company, in cash, the aggregate par value of the Parent Company Common Stock to be issued in accordance with clause (i) above (such payment to be due upon the receipt by the Lenders of such Parent Company Common Stock). Such exchange shall be deemed to have been made 30 days after Borrower's receipt of the Exchange Notice (the Exchange Date") unless the Borrower shall have paid to the Agent for the account of the Lenders the entire Exchange Amount prior to the Exchange Date, in which case there shall be no exchange of the Exchange Amount. Any exchange made hereunder shall be deemed to have been made at the close of business on the Exchange Date, so that each Lender shall be treated for all purposes as having become the record holder of its Pro Rata Share of such shares of Parent Company Common Stock at and as of such time and a payment of the Exchange Amount on account of the Indebtedness shall be deemed to have occurred at such time.

                  (b) The "Exchange Price" shall be the product of (i) the Average Closing Price (as defined below) as of the Exchange Date and (ii) (A) if the Average Closing Price as of the Exchange Date is less than or equal to the Average Closing Price as of the date of this Agreement, 0.95 or (B) if the Average Closing Price as of the Exchange Date is greater than the Average Closing Price as of the date of this Agreement, 0.85. The "Average Closing Price" as of any given date shall be the average (arithmetic mean) of the prices at which of the Parent Company Common Stock is last sold on the NASDAQ National Market (if the Parent Company Common Stock is listed thereon) or the NASDAQ SmallCap Market for the 21 consecutive trading days prior to such date. In the event that the Parent Company Common Stock is not listed on either the NASDAQ National Market or the NASDAQ SmallCap Market at the time of a exchange pursuant to this Section 2.11, then the Average Closing Price shall be determined using the last reported sale prices of the Parent Company Common Stock on the principal market for the Parent Company Common Stock. If no such principal market exists, the Average Closing Price shall be the per share value of the Parent Company Common Stock determined in good faith by the Board of Directors of the Parent Company. In calculating the Average Closing Price, an appropriate adjustment shall be made for any stock split (including a reverse split) of the Parent Company Common Stock or any dividend paid in shares of Parent Company Common Stock that occurs during the 21 trading day period prior to the applicable date.

                  (c) As promptly as practicable after the Exchange Date, the Borrower shall, or shall cause the Parent Company to, deliver to the Agent certificates issued to each Lender representing the number of fully paid and nonassessable shares of Parent Company Common Stock into which the Exchange Amount has been converted in accordance with this Section 2.11. No fractional shares of Parent Company Common Stock shall be issued upon a exchange pursuant to this Section 2.11, and instead of any fractional share of Parent Company Common Stock which would otherwise be issuable upon such exchange, the Borrower shall pay to the Agent for the account of the Lenders a cash adjustment in respect of such fraction in an amount equal to (i) such fraction multiplied by
(ii) the Exchange Price.

                  (d) Each Lender covenants and agrees with the Borrower that the Parent Company Common Stock that may be acquired by such Lender hereunder will be acquired for its own account and with no intention of distributing or reselling the Parent Company Common Stock in any transaction in violation of the securities laws of the United States of America or any state, without prejudice, however, to such Lender's right at all times to sell or otherwise dispose of all or any part of the Parent Company Common Stock under a registration statement under the Securities Act of 1933, as amended ("Securities Act"), and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144A promulgated thereunder). Each Lender represents that it is and will be at all times an "accredited investor" as such term is defined in Rule 501(a)(1) or 501(a)(3) of Regulation D of the Securities Act. If any Lender should in the future decide to dispose of any of the Parent Company Common Stock, such Lender understands and agrees that it may do so only(a) in compliance with the Securities Act of 1933, as amended, and applicable state securities law, as then in effect, and (b) in the manner contemplated by any registration statement pursuant to which such Parent Company Common Stock is being offered. Each Lender agrees to the imprinting, so long as appropriate, of a legend on each certificate representing Parent Company Common Stock with respect to the limitations on transfers set forth herein and to the entry of stop-transfer instructions to the effect set forth above. The breach by any Lender of any of its obligations under this
Section 2.11(d) shall not act as a defense to the payment when due by the Borrower or any Guarantor of any of the Indebtedness.

         Section 2.12      Repayment of Loans.

                  (a) All accrued interest on the Loans shall be due and payable in arrears on each Payment Date.

                  (b) All unpaid principal of the Loans shall be due and payable in full on the Maturity Date.

Following the occurrence of an Event of Default, and as long as such Event of Default has not been cured, all payments made by the Borrower shall be applied to the Indebtedness in accordance with Section 6.2(d).

         Section 2.13 Payment Procedure.

                  (a) All payments and prepayments made by the Borrower under the Notes or this Agreement shall be made to the Agent by wire transfer in immediately available funds before 2:00 P.M., New York, New York, time on the date such payment is required to be made to the account of the Agent to such account in New York, New York, as the Agent may from time to time designate by notice in writing to the Borrower (the "Agent's Account"). All amounts payable with respect to this Agreement and the Notes shall be payable only in New York, New York. Any payment received and accepted by the Agent after such time shall be considered for all purposes (including the calculation of interest, to the extent permitted by law) as having been made on the next following Business Day. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Agent or a specific Lender pursuant Section 9.2 or the fees payable pursuant to Section 2.6(a)), to the Lenders at their respective Lender Account. If and to the extent that the Agent receives any payment or prepayment from the Borrower and fails to distribute such payment or prepayment to the Lenders ratably on the basis of their respective Pro Rata Shares on the day the Agent receives such payment or prepayment (if received prior to 2:00 P.M. (New York, New York time) on such day) or the next Business Day (if received after 2:00 P.M. New York, New York time) on such day), then the Agent shall pay to each Lender such Lender's Pro Rata Share of such payment or prepayment together with interest thereon at the Federal Funds Rate for each day from the date such amount should have been distributed by the Agent until such payment or prepayment is actually distributed to the Lenders.
 All payments and prepayments received shall be applied first to accrued interest, second to the reduction of principal on account of Loans used for Acquisitions, and then to the reduction of principal on account of Loans used for Capital Costs.

                  (b) Unless the Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate for such day.

         Section 2.14 Business Days. If the date for any mandatory prepayment or any other payment provided hereunder or in any other Loan Document falls on a day which is not a Business Day, then for all purposes of this Agreement and the other Loan Documents, the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest applicable thereto.

         Section 2.15 Illegality. If, after the date hereof, any law, regulation or treaty or any change therein or in the interpretation thereof by any authority or agency charged with the administration thereof or by any court will make it, in the reasonable opinion of any Lender, unlawful for such Lender to maintain the Loans or to give effect to its obligations as contemplated hereby, such Lender will so notify the Agent and the Borrower, and the aggregate outstanding principal amount of the Loans made by such Lender, together with the interest accrued thereon and any other amounts payable to such Lender under the Note, this Agreement or the other Loan Documents will be paid or prepaid as provided in such notice and such Lender shall have no further obligation to make Loans under this Agreement.

         Section 2.16 Mortgaged Property. To secure full and complete payment of all Indebtedness, the Borrower shall execute and deliver to the Agent for the benefit of the Lenders the Security Instruments creating a second priority lien (second only to the lien identified in clause (f) of the definition of "Excepted Liens") and security interest in the Mortgaged Property, subject to Excepted Liens. Borrower shall execute and deliver or cause to be executed and delivered such further documents and instruments, including, without limitation, Uniform Commercial Code financing statements, as the Agent, in its sole discretion, deems necessary or desirable to evidence and perfect the Liens in the Mortgaged Property.

         Section 2.17 Setoff. In addition to a right of setoff against (without prior notice), and as further security for the Indebtedness, the Borrower hereby grants to the Agent and each Lender a security interest in, all deposits (general or special, time or demand, provisional or final), money, instruments, accounts, and other Property of the Borrower now or hereafter on deposit with or held by such Lender and all other sums at any time credited by or owing from the Agent or such Lender to the Borrower. Furthermore, should the Agent, any Lender or any Affiliate thereof enter into one or more Hedging Agreements with the Borrower at any time, such Agent, Lender or such Affiliate, during the continuation of any Event of Default, may exercise a right of setoff for any sum or sums due the Agent or such Lender hereunder against any sum or sums which the Agent, such Lender or any Affiliate thereof may owe the Borrower under such Hedging Agreement(s); provided however, that if such Lender or the applicable Affiliate are in a proceeding of the type described in Section 6.1(g), the right of setoff under this Section 2.17 shall not be available. Any amounts setoff pursuant to this Section 2.17 shall be applied to the Indebtedness in accordance with the terms of this Agreement. The rights and remedies of the Agent, each Lender and any Affiliate thereof hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Agent, such Lender or such Affiliate may have.

         Section 2.18 Production Proceeds. From and after the occurrence of a Default which has not been cured, and subject to the rights of the lenders under the Senior Loan Agreement and the Subordination Agreement, the Borrower at the request of the Agent shall direct and cause all purchasers of Hydrocarbons produced from the Mortgaged Properties to deposit all payments of any nature whatsoever due and owing by such Persons to the Borrower directly into the Agent's Account. Funds deposited in the Agent's Account in accordance with the terms hereof shall be credited when collected to the payment of the Indebtedness in accordance with Section 6.2(d). In the event that the Borrower cures the Default, the Agent shall deliver written notice to such purchasers that the Default has been cured, and instruct them to deliver all future payments to the Borrower, as applicable, in accordance with the Borrower's instructions until such time as the purchaser receives further notice from the Agent that a Default has occurred which has not been cured.

         Section 2.19 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it in excess of its Pro Rata Share of payments on account of the obtained by all the Lenders, such Lender shall notify the Agent and forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to the purchasing Lender to (b) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.19 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Agent and each Lender that (each representation and warranty herein is given as of the date hereof and shall be deemed repeated and reaffirmed on the dates of each Borrowing and, except that the representations contained in Section 3.2 shall be deemed to be made with respect to the most recent financial statements delivered to the Agent pursuant to Section 4.1):

         Section 3.1 Corporate Existence. Each of the Parent Company, the Borrower and each of its Subsidiaries: (i) is a corporation duly organized, legally existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

         Section 3.2  Financial Condition.

                  (a) The audited consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries, as of June 30, 1997 and the related consolidated statement of operations, stockholders' equity and cash flow of the Parent Company and its Consolidated Subsidiaries, for the fiscal year ended on said date, with the opinion thereon of Ernst & Young, LLP heretofore furnished to the Agent, and the unaudited consolidated balance sheet of the Parent Company and its Consolidated Subsidiaries as of September 30, 1997 and their related consolidated statements of operations, stockholders' equity and cash flow of the Parent Company and its Consolidated Subsidiaries for the 3 month period ended on such date heretofore furnished to the Agent are complete and correct and fairly present the consolidated financial condition of the Parent Company and its Consolidated Subsidiaries as at said dates and the results of its operations for the fiscal year and the 3 month period on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments).

                  (b) The financial statements referred to in Section 3.2(a) present fairly, in all material respects, the financial position of the Parent Company and its Consolidated Subsidiaries of such date, in conformity with GAAP, except as otherwise noted therein.

                  (c) Neither the Parent Company, the Borrower nor any of its Subsidiaries has on the date hereof any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the financial statements referred to in Section 3.2(a) or in Schedule 3.2 which could reasonably be expected to have a Material Adverse Effect. Since September 30, 1997, there has been no change or event having a Material Adverse Effect. Since September 30, 1997, neither the business nor the Properties of the Parent Company, the Borrower or any of its Subsidiaries have been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by any Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

         Section 3.3 Litigation. Except as disclosed to the Agent in Schedule
3.3 hereto, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Parent Company, the Borrower or any of its Subsidiaries which involves the possibility of any judgment or liability against the Parent Company, Borrower or any of its Subsidiaries not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect.

         Section 3.4 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the date hereof or which if not obtained would have a Material Adverse Effect under, the respective charter or by-laws of the Parent Company, the Borrower or any of its Subsidiaries, or any Governmental Requirement or any agreement or instrument to which the Parent Company, the Borrower or any of its Subsidiaries is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Parent Company, the Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

         Section 3.5 Authority. The Parent Company, the Borrower and each of its Subsidiaries have all necessary corporate power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by the Parent Company, the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on its part; and the Loan Documents constitute the legal, valid and binding obligations of the Parent Company, the Borrower and each Subsidiary, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws and general principles of equity.

         Section 3.6 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Parent Company, the Borrower or any of its Subsidiaries of the Loan Documents or for the validity or enforceability thereof, except for (a) the recording and filing of the Security Instruments as required by this Agreement, (b) the listing of the Parent Company Stock issuable pursuant to Section 2.11 with NASDAQ (or such other market upon which the Parent Company Stock is then traded), (c) the post-closing filing of a notice on Form D under the Securities Act of 1993, as amended, with respect to the issuance of the Notes, (d) a post-closing report on Form 10-QSB under the Securities Exchange Act of 1934, as amended, with respect to the issuance of the Notes, and (e) with respect to the Registration Rights Agreement only, those filings required under applicable securities laws in order to perform under the Registration Rights Agreement.

         Section 3.7 Use of Borrowings. The proceeds of the Borrowings shall be used solely for the purposes described in Section 2.2. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation G, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Borrowing hereunder will be used to buy or carry any margin stock.

         Section 3.8 ERISA.

                  (a) The Parent Company, the Borrower and each of its Subsidiaries and ERISA Affiliates have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

                  (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

                  (c) To the best knowledge of the Borrower, no act, omission or transaction has occurred which could result in imposition on the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c),
(i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

                  (d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates has been or is expected by the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

                  (e) Full payment when due has been made of all amounts which the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

                  (f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Parent Company's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA.

                  (g) None of the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates in its sole discretion at any time without any material liability.

                  (h) None of the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

                  (i) None of the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates is required to provide security under section 401(a) (29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         Section 3.9 Taxes. Each of the Parent Company, the Borrower and its Subsidiaries has filed all United States Federal income tax returns and, to the best of the Borrower's knowledge, all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Parent Company, the Borrower or any of its Subsidiaries, except for those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. The charges, accruals and reserves on the books of the Parent Company, the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such tax, fee or other charge which could reasonably be expected to have a Material Adverse Effect.

         Section 3.10      Titles, etc.

                  (a) Except as set out in Schedule 3.10, each of the Parent Company, the Borrower and its Subsidiaries has good and defensible title to its material (individually or in the aggregate) Properties, free and clear of all Liens except Liens permitted by Section 5.2. Except as set forth in Schedule 3.10, after giving full effect to the Excepted Liens, the Parent Company, the Borrower and its Subsidiaries, as applicable, owns the net interests in production attributable to the lands and leases reflected in the most recently delivered Reserve Report and the ownership of such Properties shall not in any material respect obligate such Person to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report. All information contained in the most recently delivered Reserve Report is true and correct in all material respects as of the date thereof.

                  (b) All material leases and agreements necessary for the conduct of the business of the Parent Company, the Borrower and its Subsidiaries are valid and subsisting and are in full force and effect. There exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases which would affect in any material respect the conduct of the business of the Parent Company, the Borrower and its Subsidiaries taken as a whole or which would have a Material Adverse Effect.

                  (c) The rights, properties and other assets presently owned, leased or licensed by the Parent Company, the Borrower and its Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets reasonably necessary to permit the Parent Company, the Borrower and its Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

                  (d) All of the assets and Properties of the Parent Company, the Borrower and its Subsidiaries which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.

         Section 3.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Agent by the Parent Company, the Borrower or any of its Subsidiaries in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact misleading in the light of the circumstances in which made. There is no fact known to the Borrower which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Agent by or on behalf of the Parent Company, the Borrower or any of its Subsidiaries prior to, or on, the date hereof in connection with the transactions contemplated hereby. The Borrower has delivered to the Agent a true and complete copy of the Offering Memorandum dated July 15, 1995, regarding the DEM Subordinated Debt ("Offering Memorandum"). There has been no amendment or modification to the terms and provisions of the DEM Subordinated Debt, as described in the Offering Memorandum.

         Section 3.12 Investment Company Act. Neither the Parent Company, the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.13 Public Utility Holding Company Act. Neither the Parent Company, the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.14 Subsidiaries and Partnerships. Except as set forth on
Schedule 3.14, the Borrower has no Subsidiaries and has no interest in any partnerships. Schedule 3.14 sets forth the principal place of business of each such Subsidiary and the ownership interest of the Borrower in such Subsidiary.

         Section 3.15 Location of Business and Offices. The Borrower's principal place of business and chief executive offices are located at the address stated in Section 8.1(a). The principal place of business and chief executive office of each Subsidiary are located at the addresses stated on Schedule 3.14.

         Section 3.16 Defaults. Neither the Parent Company, the Borrower nor any of its Subsidiaries is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which any such Person is a party or by which any such Person is bound which default would have a Material Adverse Effect. No Default hereunder or under the Senior Loan Agreement has occurred and is continuing.

         Section 3.17 Environmental Matters. Except (i) as provided in Schedule
3.17 or (ii) as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):

                  (a) Neither any Property of the Parent Company, the Borrower or any of its Subsidiaries nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

                  (b) Without limitation of clause (a) above, no Property of the Parent Company, the Borrower or any of its Subsidiaries nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or (to the knowledge of the Borrower) threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

                  (c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Parent Company, the Borrower and each of its Subsidiaries, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environmental, have been duly obtained or filed, and the Parent Company, the Borrower and each of its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

                  (d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of the Parent Company, the Borrower or any of its Subsidiaries have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or (to the knowledge of the Borrower) threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

                  (e) The Borrower has taken all steps reasonably necessary to determine and has determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of the Parent Company, the Borrower or any of its Subsidiaries except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (f) To the extent applicable, all Property of the Parent Company, the Borrower and each of its Subsidiaries currently satisfies all design, operation, and equipment requirements imposed by OPA or scheduled as of the date hereof to be imposed by OPA during the term of this Agreement, and the Parent Company, the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with OPA requirements during the term of this Agreement.

                  (g) Neither the Parent Company, the Borrower nor any of its Subsidiaries has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.

         Section 3.18 Compliance with the Law. Neither the Parent Company, the Borrower nor any of its Subsidiaries has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Mortgaged Properties have been maintained, operated and developed in a good and workmanlike manner and in substantial conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in substantial conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Mortgaged Properties; specifically in this connection, (a) after the date hereof, no Mortgaged Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the date hereof and (b) none of the wells comprising a part of the Mortgaged Properties are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Mortgaged Properties (or in the case of wells located on properties unitized therewith, such unitized properties).

         Section 3.19 Insurance. Schedule 3.19 attached hereto contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Parent Company, the Borrower and each of its Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to an including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for substantial compliance with all requirements of law and of all agreements to which the Parent Company, the Borrower or any of its Subsidiaries is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Parent Company, the Borrower and each of its Subsidiaries; will remain in full force and effect through the respective dates set forth in Schedule 3.19 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule
3.19 identifies all material risks, if any, which the Parent Company, the Borrower and its Subsidiaries and their respective Board of Directors or officers have designated as being self insured. Neither the Parent Company, the Borrower nor any of its Subsidiaries has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.

         Section 3.20 Hedging Agreements. Schedule 3.20 sets forth, as of the date hereof, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Parent Company, the Borrower and each of its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

         Section 3.21 Restriction on Liens. Neither the Parent Company, the Borrower nor any of its Subsidiaries (other than Non-Recourse Subsidiaries) is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties, except for such restrictions as are contained in the documents and agreements evidencing the DEM Subordinated Debt and the Senior Debt; provided that such restrictions do not impair the ability of the Parent Company, the Borrower, or any of its Subsidiaries (other than Non-Recourse Subsidiaries) to grant Liens to the Agent and the Banks except as provided in the Senior Loan Agreement and the Subordination Agreement.

         Section 3.22 Gas Imbalances. As of the date hereof, except as set forth on Schedule 3.22 or on the most recent certificate delivered pursuant to Section 4.7(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to the Parent Company, the Borrower's or its Subsidiaries' Oil and Gas Properties which would require such Person to delivery Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, exceeding 4,000 mcf of gas in the aggregate.

         Section 3.23 Material Contracts. Set forth on Schedule 3.23 hereto is a complete and correct list of all material credit agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the date hereof (other than Hedging Agreements) provided for, evidencing, securing or otherwise relating to any Debt of the Parent Company, the Borrower or any of its Subsidiaries, and such list correctly sets forth the names of the debtor or lessee and creditor or lessor with respect to the Debt or lease obligations outstanding or to be outstanding and the property subject to any Lien securing such Debt or lease obligation. Also set forth on Schedule 3.23 hereto is a complete and correct list of all material agreements and other instruments of the Parent Company, the Borrower and its Subsidiaries relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 20% of the sales of the Parent Company, the Borrower and its Subsidiaries during the Parent Company's fiscal year.

                                    ARTICLE 4
                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of the Loans, all interest thereon, and all other amounts payable by the Borrower hereunder:

         Section 4.1 Financial Statements. The Borrower shall deliver, or shall cause to be delivered, to the Agent:

                  (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Parent Company, the audited consolidated statements of operations, stockholders' equity, changes in financial position and cash flow of the Parent Company and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of the Parent Company and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of an independent public accountant of recognized national standing acceptable to the Agent which opinion shall state that said financial statements fairly present, in all material respects, the consolidated financial condition and results of operations of the Parent Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception.

                  (b) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Parent Company, consolidated statements of operations, stockholders' equity, changes in financial position and cash flow of the Parent Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Parent Company and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

                  (c) Promptly after the Parent Company or the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Parent Company or the Borrower proposes to take with respect thereto.

                  (d) Promptly upon receipt thereof, a copy of each other material report or letter submitted to the Parent Company by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent Company or its Board of Directors to such letter or report.

                  (e) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Parent Company or the Borrower to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Parent Company with or received by the Parent Company in connection therewith from any securities exchange or the SEC or any successor agency.

                  (f) From time to time such other information regarding the business, affairs or financial condition of the Parent Company, the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Agent may reasonably request.

                  (g) As soon as available and in any event within ten (10) Business Days after each Quarterly Date, a report, in form and substance satisfactory to the Agent, setting forth as of the last Business Day of such Quarterly Date, a summary of its hedging positions under all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Parent Company, the Borrower and each of its Subsidiaries, including the type, term, effective date, termination date and notional principal amounts or volumes, the hedged price(s), interest rate(s) or exchange rates(s), as applicable, and any new credit support agreements relating thereto not listed on Schedule 3.20.

                  (h) Promptly after the Borrower knows that any default or event of default in respect of the Senior Debt has occurred, a notice thereof, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto; and if any notices of a default or an event of default are given or received in respect of the Senior Debt, a copy thereof.

                  (i) Promptly after the Parent Company or the Borrower knows that any "mandatory redemption event" in respect of the Preferred Stock has occurred, a notice thereof, describing the same in reasonable detail and the action the Parent Company or the Borrower proposes to take with respect thereto; and if any mandatory redemption notices are given or received in respect of the Preferred Stock, a copy thereof.

         The Parent Company and the Borrower will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to subsection (a) or
(b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail, and (ii) setting forth in reasonable detail the computations necessary to determine whether the Parent Company and the Borrower are in compliance with Sections 5.13, 5.14 and 5.15 as of the end of the respective fiscal quarter or fiscal year.

         Section 4.2 Litigation. The Borrower shall promptly give to the Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Parent Company, the Borrower or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, promptly notify the Agent if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $250,000.

         Section 4.3       Maintenance, Etc.

                  (a) The Borrower shall and shall cause each of its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities in accordance with GAAP; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Agent and any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent or such Lender and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.

                  (b) Contemporaneously with the delivery of the financial statements required by Section 4.1(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Agent a certificate of insurance coverage from the insurer in form and substance satisfactory to the Agent and, if requested, will furnish the Agent copies of the applicable policies.

                  (c) The Parent Company and the Borrower will and will cause each of its subsidiaries to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

                  (d) The Parent Company and the Borrower will and will cause each of its Subsidiaries to, at its own expense, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. The Parent Company and the Borrower will and will cause each of its Subsidiaries to promptly: (a) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expense and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (b) perform or make reasonable and customary efforts to cause to be performed, in accordance with usual and customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (c) will and will cause each of its Subsidiaries to do all other things necessary to keep unimpaired, except for Liens described in Section 5.2, its rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer able of producing Hydrocarbons in economically reasonable amounts. The Parent Company and the Borrower will and will cause each of its Subsidiaries to operate its Oil and Gas Properties and other material Properties or cause to make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the usual and customary practices of the industry and in substantial compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

         Section 4.4       Environmental Matters.

                  (a) The Parent Company and the Borrower will and will cause each of its Subsidiaries to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (a) all Property of such Persons and the operations conducted thereon are in compliance with and do not violate the requirements of any Environmental Laws, (b) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws,
(c) no hazardous substance will be released on or to any Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (d) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.

                  (b) The Borrower will promptly notify the Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.

                  (c) The Parent Company and the Borrower will and will cause each of its Subsidiaries to provide environmental audits and tests in accordance with American Society of Testing and Mechanics standards as reasonably requested by the Agent or as otherwise required to be obtained by the Agent or by any Governmental Authority in connection with any future acquisitions of Oil and Gas Properties or other material Properties.

         Section 4.5 Further Assurances. The Borrower will and will cause each of its Subsidiaries to cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Security Instruments and this Agreement. The Borrower at its expense will and will cause each of its Subsidiaries to promptly execute and deliver to the Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any of its Subsidiaries, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

         Section 4.6 Performance of Obligations. The Borrower will pay the Note according to the reading, tenor and effect thereof; and the Borrower will and will cause each of its Subsidiaries to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Security Instruments and this Agreement, at the time and in the manner specified.

         Section 4.7 Engineering Reports.

                  (a) No later than 30 days prior to each Scheduled Redetermination Date, commencing with the Scheduled Redetermination Date to occur on March 15, 1998, the Borrower shall furnish to the Agent a Reserve Report. The June 30 Reserve report of each year shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent and the December 31 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately proceeding June 30 Reserve Report; provided that the Agent reserves the right to require that the Reserve Report prepared for the Scheduled Redetermination Date to occur on March 15, 1998 be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Agent.

                  (b) In the event of an unscheduled redetermination, the Borrower shall, at the Agent's request, furnish to the Agent a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Agent, the Borrower shall provide such Reserve Report with an "as of" date as required by the Agent as soon as possible, but in any event no later than 45 days following the receipt of the request by the Agent.

                  (c) With the delivery of each Reserve Report, the Borrower shall provide to the Agent, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Parent Company, the Borrower, or any Guarantor, as applicable, owns good and defensible title to its Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 5.2, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Parent Company, the Borrower, or any Guarantor, as applicable, to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment thereof, (iv) none of the Oil and Gas Properties of the Parent Company, the Borrower, or any Guarantor have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of such Oil and Gas Properties sold and in such detail as reasonably required by the Agent, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list of all Persons disbursing proceeds to the Parent Company, the Borrower, or any Guarantor, as applicable, from such Person's Oil and Gas Properties, (vi) except as set forth on a schedule attached to the certificate all of the Oil and Gas Properties evaluated by such Reserve report are Mortgaged Property and (vii) any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change.

                  (d) As soon as available and in any event within 45 days after the end of the fiscal quarter, the Borrower shall provide (i) a production report, in the form currently prepared internally by the Borrower and which has been approved by the Agent, and (ii) a summary of all general and administrative costs of the Parent Company and its Consolidated Subsidiaries for such quarter which are not reflected in the Consolidated Net Income for such quarter, for its Oil and Gas Properties, which reports shall include quantities or volume of production, revenue realized product prices, operating expenses, taxes capital expenditures and lease operating costs which have accrued to the account of the Parent Company or the Borrower in such period, and such other information with respect thereto as the Agent may reasonably require.

                  (e) With the delivery of the December 31, 1997 Reserve Report, the Borrower shall also provide projections and budgets of the Borrower and its Subsidiaries for the forthcoming fiscal year, which shall include, on a monthly basis for the forthcoming fiscal year, an operating and capital budget, income and cash flow statements and balance sheets, in each case together with the analysis and discussion of management of such projections, all certified by a Responsible Officer of the Borrower as being prepared based on the assumptions and assessments believed by the Borrower to be reasonable and appropriate both as of the date of such projections and as of the date of submission thereof to the Agent.

         Section 4.8       Title Information.

                  (a) On or before the delivery to the Agent of each Reserve Report required by Section 4.7(a), the Borrower will deliver title information in form and substance reasonably satisfactory to the Agent covering the Oil and Gas Properties evaluated by such Reserve Report and included in the Borrowing Base that were not included in the immediately preceding Borrowing Base evaluation, so that the Agent shall have received together with title information previously delivered to the Agent, satisfactory title information on at least 85% of the SEC Value of the Oil and Gas Properties evaluated by such Reserve Report and included in the Borrowing Base. The Borrower shall cure any title defects or exceptions which are not Excepted Liens raised by the title information within 60 days after a request by the Agent to cure such defects or exceptions.

                  (b) If the Borrower is unable to cure any title defect requested by the Agent to be cured within the 60 day period, such default shall not be a Default or an Event of Default, but instead the Agent shall have the right to exercise the following remedy in its sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the lender. To the extent that the Agent is not satisfied with title to any Mortgaged Property after the time period in
Section 4.8(a) has elapsed, such unacceptable Mortgaged Property shall not count towards the 85% requirement, and the Agent may send a notice to the Borrower that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Agent to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 85% of the SEC Value of the Oil and Gas Properties included in the Borrowing Base. The new Borrowing Base shall become effective immediately after receipt of such notice.

         Section 4.9       Additional Collateral.

                  (a) The Borrower shall grant, and shall cause the Parent Company and each Guarantor to grant, to the Agent for the benefit of the Lenders as security for the Indebtedness a second-priority Lien interest (subject only to Excepted Liens) on such Person's interest in any Oil and Gas Properties not already subject to a Lien of the Security Instruments such that the Mortgaged Property shall include at least 85% of the SEC Value of each of proved producing and the total Proved Reserves at all times, which Lien will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

                  (b) If the agent under the Senior Loan Agreement requests the Parent Company, the Borrower, or any Guarantor to grant as security for the Senior Debt additional Liens in such Person's interest in any Oil and Gas Properties, the Borrower shall promptly deliver to the Agent a copy of such request. Within 10 days of the granting of any Liens in any Oil and Gas Properties as security for the Senior Debt, the Parent Company and the Borrower will, and will cause each Guarantor, to grant to the Agent for the benefit of the Lenders as security for the Indebtedness a second-priority Lien (subject only to Excepted Liens) on any such Oil and Gas Properties not already subject to a Lien of the Security Instruments.

                  (c) Concurrently with the granting of the Lien or other action referred to in Sections 4.9(a) and 4.9(b) above, the Borrower will (i) provide to the Agent title information in form and substance satisfactory to the Agent in its sole discretion with respect to the appropriate Person's interests in such Oil and Gas Properties; and (ii) promptly after the filing of any new Security Instrument in any state, upon the reasonable request of the Agent, provide to the Agent an opinion addressed to the Agent in form and substance satisfactory to the Agent in its sole discretion from counsel acceptable to Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.

         Section 4.10 ERISA Information and Compliance. The Parent Company and the Borrower will promptly furnish and will cause its Subsidiaries and ERISA Affiliates to promptly furnish to the Agent (a) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (b) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Parent Company, the Borrower, its Subsidiaries or ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and
(c) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Parent Company and the Borrower will, and will cause each of its Subsidiaries and ERISA Affiliates to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 or ERISA.

                                    ARTICLE 5

                               NEGATIVE COVENANTS

         The Borrower covenants and agrees that, so long as the Commitment is in effect and until payment in full of Loan, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

         Section 5.1 Debt. Neither the Borrower, the Parent Company, nor any of its Subsidiaries will incur, create, assume or suffer to exist any Debt, except:

                  (a) the Note or other Indebtedness or any guaranty of or suretyship arrangement for the Note or other Indebtedness;

                  (b) the Robertson Notes and the Debt of the Borrower existing on and not repaid on the date hereof which is disclosed in Schedule 5.1, and any renewals or extensions (but not increases) thereof;

                  (c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

                  (d) Debt under capital leases (as required to be reported on the financial statements of the Borrower pursuant to GAAP) and other Debt not otherwise permitted under this Section 5.1 in an aggregate principal amount not to exceed $500,000 at any one time outstanding;

                  (e) Debt of the Borrower under Hedging Agreements either with any Lender, any Affiliate of any Lender, any lender under the Senior Loan Agreement, any investment grade counterparty, or as disclosed in Section 3.20;

                  (f) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

                  (g) the DEM Subordinated Debt;

                  (h) the Senior Debt;

                  (i) intercompany Debt to the extent permitted by Section 5.3;

                  (j) Debt arising from or related to any of the Liens described in clauses (c) to (e) of the definition of "Excepted Liens"; and

                  (k) Non-Recourse Debt of any Subsidiary of the Borrower which is a Non- Recourse Subsidiary.

         Section 5.2 Liens. Neither the Borrower, the Parent Company, nor any of its Subsidiaries will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

                  (a) Liens securing the payment of any Indebtedness;

                  (b) Excepted Liens;

                  (c) Liens securing capital leases (but not other Debt) allowed under Section 5.1(d) but only on the Property under lease;

                  (d) Liens disclosed on Schedule 5.2;

                  (e) Liens securing the Senior Debt; and

                  (f) Liens on cash or securities of the Borrower securing the Debt described in Section 5.1(f).

         Section 5.3 Investments, Loans and Advances. Neither the Borrower nor any of its Subsidiaries will make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                  (a) investments, loans or advances reflected in the Financial Statements or which are disclosed to the Agent in Schedule 5.3.

                  (b) accounts receivable arising in the ordinary course of business;

                  (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

                  (d) commercial paper maturing within 180 days from the date of creation thereof rated in the highest grade by Standard & Poors Ratings Group or Moody's Investors Service, Inc.;

                  (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poors Corporation or Moody's Investors Service, Inc., respectively;

                  (f) deposits in money market funds investing exclusively in investments described in Section 5.3(c), 5.3(d) or 5.3(e);

                  (g) investments, loans or advances made by (i) the Borrower in or to any Guarantor or the Parent Company or (ii) any Subsidiary of the Parent Company in or to any Guarantor, the Parent Company, or the Borrower;

                  (h) investments by the Borrower in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto in an amount not to exceed 10% of the amount of the Senior Borrowing Base at the time of such investment;

                  (i) advances to operators under operating agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (j) expenditures for fixed or capital assets; provided that during the "Term Loan Period" under the Senior Loan Agreement, the aggregate amount of all capital expenditures shall not to exceed $500,000 during any twelve month period;

                  (k) investments, loans or advances made by (i) the Borrower or any Guarantor to any Non-Recourse Subsidiary not to exceed at any one time outstanding $100,000 in the aggregate, or (ii) a Non-Recourse Subsidiary to any other Non-Recourse Subsidiary; and

                  (l) loans or advances to officers and employees of the Borrower or any Subsidiary in the ordinary course of business not to exceed $100,000 in the aggregate outstanding at any time.

         Section 5.4 DEM Subordinated Debt. Neither the Parent Company nor the Borrower shall, in any material respect, amend, supplement or modify or prepay the DEM Subordinated Debt.

         Section 5.5 Sales and Leasebacks. Neither the Parent Company, the Borrower nor any of its Subsidiaries will enter into any arrangement, directly or indirectly, with any Person whereby the Parent Company, the Borrower or any of its Subsidiaries shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Parent Company, the Borrower or any of its Subsidiaries shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which the Parent Company, the Borrower or any of its Subsidiaries intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         Section 5.6 Nature of Business. Neither the Parent Company, the Borrower nor any of its Subsidiaries will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company.

         Section 5.7 Limitation on Leases. Neither the Parent Company, the Borrower nor any of its Subsidiaries will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases but excluding leases of Hydrocarbon Interests and leases directly related to oil and gas field operations), under leases or lease agreements which would cause the aggregate amount of all payments made by such Persons pursuant to such leases or lease agreements to exceed $500,000 in any period of twelve consecutive calendar months in the aggregate. Neither the Parent Company, the Borrower nor any of its Subsidiaries will create, incur, assume or suffer to exists any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal, including capital leases but excluding royalty payments under leases of Hydrocarbon Interests), for oil and gas field operations under leases or lease agreements (other than leases for any drilling, workover or other rig related activities) which would cause the aggregate amount of all payments made by such Persons pursuant to such leases or lease agreements to exceed $8,000,000 in any period of twelve consecutive calendar months.

         Section 5.8 Distributions. Without the written approval of the Majority Lenders, the Parent Company shall not (i) declare or pay any cash dividends other than cash dividends on account of common stock; (ii) purchase, redeem, retire, or otherwise acquire for value any of the Parent Company's Capital Stock now or hereafter outstanding; or make any distribution of assets to the Parent Company's stockholders as such, whether in cash, assets, or in obligations of the Parent Company; (iii) allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of, any shares of the Parent Company's Capital Stock; or (iv) make any other distribution by reduction of capital or otherwise in respect of any shares of the Parent Company's Capital Stock; provided that the Parent Company may make dividends and distributions in accordance with the terms and provisions of the Earn Up Agreement dated May 6, 1997, between the Parent Company and Joint Energy Development Investments Limited Partnership and the Earn Up Agreement dated May 6, 1997, between the Parent Company and Forseti Investments Ltd., so long as (A) no Default or Event of Default has occurred at the time such dividends are declared or paid or would result from such declaration or payment and (B) no net change in the Parent Company's cash balance shall result (except to the extent of related out-of-pocket transaction costs associated therewith) as a result of any such dividends, redemptions, or distributions pursuant to either Earn Up Agreement; and provided further, without limiting the Agent's and Lenders' rights under Sections 6.1(k) and 6.2, the Parent Company may, after giving written notice the Agent 5 Business Days' prior written notice thereof, effect mandatory redemptions and cash payments payable upon Parent Company defaults pursuant to the Certificate of Designation governing the Preferred Stock.

         Section 5.9 Mergers, Etc.

         (a) Neither the Borrower nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided that
(i) any Guarantor may merge with any other Guarantor or may merge with the Borrower so long as the Borrower is the surviving entity, (ii) the Borrower or any Guarantor may merge with the Parent Company, and (iii) any Non-Recourse Subsidiary may merge with any Person; provided that if such Non-Recourse Subsidiary merges with the Parent Company, the Borrower or any Guarantor, no Default or Event of Default would occur or be continuing after giving effect to such merger and the Parent Company, the Borrower or such Guarantor, as the case may be, shall be the surviving entity.

         (b) The Parent Company will not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person; provided that the Parent Company may merge with any of its Subsidiaries (other than a Non-Recourse Subsidiary) so long as the Parent Company is the surviving entity.

         Section 5.10 Proceeds of Note. The Borrower will not permit the proceeds of the Note to be used for any purpose other than those permitted by
Section 2.2. Neither the Borrower nor any Person acting on behalf of he Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 5.11 ERISA Compliance. The Parent Company and the Borrower will not at any time:

                  (a) Engage in, or permit any of its Subsidiaries or ERISA Affiliates to engage in, any transaction in connection with which the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or
(1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

                  (b) Terminate, or permit any of its Subsidiaries or ERISA Affiliates to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could reasonably be expected to result in any liability to the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates to the PBGC in excess of $100,000;

                  (c) Fail to make, or permit any of its Subsidiaries or ERISA Affiliates to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates is required to pay as contributions thereto;

                  (d) Permit to exist, or allow any of its Subsidiaries or ERISA Affiliates to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code in excess of $100,000, whether or not waived, with respect to any Plan;

                  (e) Permit, or allow any of its Subsidiaries or ERISA Affiliates to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Parent Company, the Borrower or any of its Subsidiaries or ERISA Affiliates which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities in an amount which exceeds $100,000. The term "Actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

                  (f) Contribute to or assume an obligation to contribute to, or permit any of its Subsidiaries or ERISA Affiliates to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

                  (g) Acquire, or permit any of its Subsidiaries or ERISA Affiliates to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Parent Company, the Borrower, any of its Subsidiaries or ERISA Affiliates if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities in an amount which exceeds $100,000;

                  (h) Incur, or permit any of its Subsidiaries or ERISA Affiliates to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA in an amount which exceeds $100,000;

                  (i) Contribute to or assume an obligation to contribute to, or permit any of its Subsidiaries or ERISA Affiliates to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

                  (j) Amend or permit any of its Subsidiaries or ERISA Affiliates to amend, a Plan resulting in an increase in current liability such that the Parent Company, the Borrower, any of its Subsidiaries or ERISA Affiliates is required to provide security to such Plan under section 401(a)(29) of the Code.

         Section 5.12 Sale or Discount of Receivables. Neither the Parent Company, the Borrower nor any of its Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

         Section 5.13 Current Ratio. The Parent Company's ratio of (i) consolidated current assets plus unused availability under the "Aggregate Commitments" under the Senior Loan Agreement to (ii) consolidated current liabilities (excluding (a) the Indebtedness so long as the Indebtedness does not mature within 1 year of the date of calculation and (b) current maturities of the Senior Debt) shall not be less than 1.0 to 1.0 at any time.

         Section 5.14 Accounts Payable. The Parent Company, the Borrower and its Subsidiaries will pay their respective trade account payables when due in accordance with their terms and usual and customary industry practices (which shall not, in any event exceed 90 days from the date of invoice), except for such payables which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves under GAAP are being maintained. The Parent Company, the Borrower and its Subsidiaries will not permit the weighted average maturity of their trade accounts payables (excluding payables being contested pursuant to the foregoing sentence) to exceed 75 days (measured quarterly as of the last day of each fiscal quarter).

         Section 5.15 Interest Coverage Ratio. The Parent Company's Interest Coverage Ratio as of the end of any fiscal quarter shall be at not less than the following for the period then applicable:

                  (i) for the three month period ending on December 31, 1997,
2.0 to 1.0;

                  (ii) for the three month period ending on March 31, 1998, 4.0 to 1.0;

                  (iii) for the six month period ending on June 30, 1998, 4.0 to 1.0;

                  (iv) for the nine month period ending on September 30, 1998,
4.0 to 1.0;

                  (v) for the twelve month period ending on December 31, 1998,
4.0 to 1.0; and

                  (vi) for each rolling four fiscal quarters thereafter, 4.0 to 1.0.

For the purposes of this Section 5.15, "Interest Coverage Ratio" shall mean the ratio of "EBITDA" to "Interest Expense" each as defined in the Senior Loan Agreement.

         Section 5.16 Sale of Oil and Gas Properties. The Parent Company and the Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Oil and Gas Property or any interest in any Oil and Gas Property except for (i) sales of Hydrocarbons in the ordinary course of business, (ii) sales of assets which are worn-out or obsolete and are not material to the continuation of its business, (iii) sales or other dispositions from the Parent Company, the Borrower or any of its Subsidiaries to the Parent Company or any other Subsidiary of the Borrower or the Parent Company (other than Non-Recourse Subsidiaries), (iv) dispositions of equipment when substantially similar equipment has been or will be acquired, and (v) sales of Oil and Gas Properties or other assets which shall not exceed $500,000 in the aggregate in any fiscal year.

         Section 5.17 Environmental Matters. Neither the Parent Company, the Borrower nor any of its Subsidiaries will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

         Section 5.18 Transactions with Affiliates. Neither the Parent Company, the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Parent Company, the Borrower or any Guarantor) unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

         Section 5.19      Subsidiaries and Partnerships.

                  (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, create any additional Subsidiaries, unless such Subsidiary or partnership executes a Guaranty or is designated to be a Non-Recourse Subsidiary. The Borrower shall not and shall not permit any of its Subsidiaries to sell any stock of one of its Subsidiaries or any interest in a partnership except to the Parent Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries). The Borrower shall not permit any of its Subsidiaries to issue any stock except to the Parent Company or any of its Subsidiaries (other than Non-Recourse Subsidiaries) and except in compliance with Section 5.3. In connection with the execution of any Guaranty hereunder, the Borrower shall provide corporate documentation and opinion letters reasonably satisfactory to the Agent reflecting the corporate status of such new Subsidiary and the enforceability of such Guaranty.

                  (b) The Parent Company shall not create, acquire or suffer to exist any Subsidiaries other than the Borrower and Queen Sand Resources (Canada), Inc. which are not also Subsidiaries of the Borrower; provided that the Parent Company may create Non-Recourse Subsidiaries which are not also Subsidiaries of the Borrower. The Parent Company shall not invest, loan, or advance at any one time an aggregate amount of more than $100,000 to or in Queen Sand Resources (Canada), Inc. or any of its Non-Recourse Subsidiaries; provided that the Parent Company may make loans, advances, or investments to Queen Sand Resources (Canada), Inc. to satisfy its obligations under any employment agreements to which it is a party and for normal general and administrative expenses incurred in the ordinary course of its business and for which Queen Sand Resources (Canada), Inc. is ultimately entitled to reimbursement from the Parent Company and/or its Subsidiaries.

         Section 5.20 Negative Pledge Agreements. Neither the Parent Company, the Borrower nor any of its Subsidiaries will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, the documents evidencing the Senior Debt and the documents and agreements evidencing the DEM Subordinated Debt) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any of its Subsidiaries from paying dividends to the Borrower, or which requires the consent of to other Persons in connection therewith.

         Section 5.21 Gas Imbalances, Take-or-Pay or Other Prepayments. The Parent Company and the Borrower will not, and will not permit any Guarantor to, enter into any contracts or agreements which warrant production of Hydrocarbons (other than Hedging Agreements otherwise permitted hereunder) and will not hereafter allow gas imbalances, take-or-pay or other prepayments with respect to their Oil and Gas Properties which would require such Person to deliver

Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed, during any monthly period, five percent (5%) of the current aggregate monthly gas production for such monthly period from the Mortgaged Properties.

         Section 5.22 Material Contracts. The Parent Company and the Borrower shall not, and shall not permit any Subsidiary to, amend or modify in any material respect or terminate any of the Material Contracts (other than the Senior Loan Agreement or any other agreement or document executed in connection with Senior Debt, any of which may be amended, modified, or terminated without the consent of the Agent or the Lenders).

         Section 5.23 Senior Loan Agreement. Within three (3) Business Days thereof, the Borrower shall give the Agent written notice of any material discussions or negotiations with the Senior Debt agent or lenders regarding any amendment to or other modification of the Senior Debt, such notice shall include a summary of the terms of such proposed amendment or modification. Within three
(3) Business Days of its receipt thereof, the Borrower shall deliver to the Agent a copy of any term sheet, draft documentation, or executed documentation regarding the amendment or modification of the Senior Debt.

                                    ARTICLE 6

                                EVENTS OF DEFAULT

         Section 6.1 Events. An "Event of Default" shall exist if any of the following events shall occur and be continuing:

                  (a) The Borrower, the Parent Company, or any Guarantor shall default in the payment or prepayment when due of (i) any interest on any Loan or any fees or other amount payable by it hereunder or under any other Loan Document and such default shall continue for a period of three (3) Business Days or (ii) any principal payable on any Loan made hereunder; or

                  (b) Any representation, warranty or certification made or deemed made herein or in any Loan Document by the Borrower, the Parent Company, or any Guarantor shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (c) The Borrower, the Parent Company, or any Guarantor shall default in the due observance or performance of any of the covenants or agreements contained herein or in any other Loan Document, provided that, with the exception of the payment obligations set forth in Section 6.1(a) and the covenants set forth in Article 5 (for which there shall be no cure period), should any such default be capable of being cured within thirty (30) days, the Borrower shall not be in default hereunder if such breach is cured within the longer of (i) thirty (30) days after the earlier to occur of (A) notice thereof to the Borrower by the Agent, or (B) the Borrower otherwise becoming aware of such default or (ii) any applicable grace period as may be expressly allowed in such Loan Document; or

                  (d) The Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent Company, the Borrower, any Guarantor or any Person on their behalf shall so state in writing; or

                  (e) The Borrower, the Parent Company, or any Guarantor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

                  (f) The Borrower, the Parent Company, or any Guarantor shall
(i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantially all of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

                  (g) A proceeding or case shall be commenced, without the application or consent of the Borrower, the Parent Company, or any Guarantor in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like of the Borrower, the Parent Company, or any Guarantor or of all or any substantially all of its assets, or (iii) similar relief in respect of the Borrower, the Parent Company, or any Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower, the Parent Company, or any Guarantor shall be entered in an involuntary case under the Federal Bankruptcy Code; or

                  (h) The Parent Company, the Borrower or any Guarantor shall default in the payment when due of any principal of or interest on any of its Debt (including the DEM Subordinated Debt) aggregating $100,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity;

                  (i) A judgment for the payment of money in excess of $250,000.00 be rendered by a court against the Borrower, the Parent Company, or any Guarantor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower, the Parent Company, or any Guarantor shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                  (j) There shall occur an Event of Default as such term is defined in the Senior Loan Agreement or any document executed in connection therewith; or

                  (k) There shall occur a default, an event of default, a "mandatory redemption event," or any other similar express circumstance under the Preferred Stock which would obligate the Parent Company to effect a mandatory redemption or other cash payment in respect of the Preferred Stock.

         Section 6.2       Remedies.

                  (a) In the case of an Event of Default other than one referred to in clause (e), (f) or (g) of Section 6.1, the Agent shall at the request, or may with the consent of the Majority Lenders, by written notice to the Borrower, cancel the Commitment and/or declare the principal amount then outstanding of and the accrued interest on the Loans and all other amounts payable by the Borrower hereunder and under the Note to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) In the case of the occurrence of an Event of Default referred to in clause (e), (f) or (g) of Section 6.1, the Commitment shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Note shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) Upon the occurrence of any Event of Default, the Agent shall at the request, or may with the consent of the Majority Lenders, exercise any and all rights and remedies available to the Agent or the Lenders in law or in equity under the Loan Documents, or otherwise.

                  (d) After the occurrence of any Event of Default, any amounts received by the Agent or the Lenders on account of the Indebtedness (whether by setoff or otherwise) shall be applied as follows: first, to reimbursement of expenses and indemnities provided for in this Agreement and the other Loan Documents; second, to the ratable payment of accrued but unpaid interest on the Notes; third, to the ratable payment of unpaid fees; fourth, to the ratable repayment of the outstanding principal amounts of the Notes; fifth, to any other unpaid Indebtedness; and sixth, any excess shall be paid to the Borrower except as otherwise required by any Governmental Requirement.

                                    ARTICLE 7

                              CONDITIONS OF LENDING

The obligations of the Lenders to make Loans pursuant to this Agreement are subject to the conditions precedent stated in this Article 7.

         Section 7.1 Initial Loans. The obligation of each Lender to fund the Loan comprising its Pro Rata Share of the initial Borrowing under this Agreement is, in addition to the conditions precedent specified in Section 7.2 hereof, subject to the following conditions precedent wherein each document to be delivered to the Agent shall be in form and substance reasonably satisfactory to the Agent:

                  (a) Closing. All instruments, certificates and opinions referred to in this Section 7.1 and Section 7.2 shall have been executed and delivered.

                  (b) Note. The Borrower shall have duly and validly issued, executed and delivered to the Agent, the Notes.

                  (c) Secretary's Certificates.

                           (i)      The Agent shall have received certificates
of the Secretary or Assistant Secretary of each of the Borrower, the Parent Company, and the Guarantors setting forth (A) resolutions of its board of directors in form and substance reasonably satisfactory to the Agent with respect to the authorization of the Loan Documents to which such Person is a party and the Responsible Officers of such Person authorized to sign such instruments, and (B) specimen signatures of the Responsible Officers so authorized.

                           (ii) The Agent shall also have received a copy,
certified as true by the Secretary or Assistant Secretary of the Borrower, of the articles or certificate of incorporation and the bylaws of each of the Borrower, the Parent Company, and the Guarantors.

                  (d) Opinions of Counsel. The Agent shall have received from counsel or counsels for the Borrower reasonably acceptable to Agent,

                           (i) a favorable written opinion or opinions in form
and substance reasonably satisfactory to Agent as to the matters contained in Exhibit D and as to such other matters incident to the transactions herein contemplated as the Agent may reasonably request; and

                           (ii) written opinions of counsels licensed to
practice in Louisiana and New Mexico, in form and substance reasonably satisfactory to Agent, regarding the enforceability of the Security Instruments to be filed in such states and such other matters incident to the transactions herein contemplated as the Agent may reasonably request.

                  (e) Security Instruments. The Agent shall have received each of the following instruments, each duly and validly executed and delivered by the respective parties thereto (other than the Agent), and in sufficient executed counterparts for recording purposes when applicable, as security for the Indebtedness:

                           (i) Mortgages covering 85% (based upon SEC Value as
reflected in the Reserve Reports delivered pursuant to Section 7.1(j)) of the Borrower's Oil and Gas Properties; and

                          (ii) Financing statements collectively covering
all the Borrower's personal Property in which the Agent for the benefit of the Lenders shall have Liens pursuant to the Loan Documents referred to in clause
(i) of this Section 7.1(e).

                  (f) Guaranties. The Agent shall have received a duly and validly executed Guaranty from each of the Guarantors and the Parent Company.

                  (g) Recordings. The Loan Documents mentioned in subsections 7.1(e)(i) and (ii) and other notices related thereto, if necessary or appropriate, shall have been duly delivered to the appropriate offices for filing or recording, and the Agent shall have received confirmations of receipt thereof by the appropriate filing or recording offices.

                  (h) Title. The Borrower shall have provided to the Agent, in form and substance reasonably satisfactory to the Agent, title opinions and other title information covering the Mortgaged Properties, as to both the Borrower's ownership of the property covered thereby, and the priority of the Liens created by the Security Instruments.

                  (i) Material Contracts. The Agent shall have received and approved all Material Contracts affecting any of the Mortgaged Property.

                  (j) Reserve Reports. The Agent shall have received the most current Reserve Reports covering the Mortgaged Properties and accompanying production reports as of the end of the fiscal quarter ending September 30, 1997.

                  (k) Insurance Certificate. The Agent shall have received a certificate satisfactory to the Agent evidencing that all insurance policies required by Section 4.3 are in full force and effect and that loss payable endorsements in favor of the Agent have been added thereto with respect to all insurance policies covering damage or loss to the Mortgaged Property.

                  (l) Fees. All parties entitled thereto shall have received the fees required by Section 2.6.

                  (m) Registration Rights Agreement. The Agent shall have received the Registration Rights Agreement duly executed by the Parent Company and in form and substance satisfactory to the Agent covering the shares of the Parent Company's common stock which may be issued pursuant to Section 2.11 of this Agreement

                  (n) Second Amendment of the Senior Loan Agreement. The Agent shall have received and approved the Second Amendment of the Senior Loan Agreement duly and validly executed by all parties thereto.

                  (o) DEM Documents. The Agent shall have received a copy of the documentation evidencing the DEM Subordinated Debt certified as accurate and complete by the Secretary or Assistant Secretary of the Borrower.

                  (p) Other. The Agent shall have received such other documents as it may reasonably have requested at any time at or prior to the closing referred to in subsection 7.1(a) hereof.

         Section 7.2 All Loans. The obligation of each Lender to fund any Loan comprising its Pro Rata Share of the initial Borrowing or any subsequent Borrowing pursuant to this Agreement is subject to the following further conditions precedent:

                  (a) Project Summaries/Plan of Development.

                           (i) Except as provided in Section 7.2(a)(ii), the
Borrower shall have submitted to the Agent the Project Summary related to such Borrowing in accordance with Section 2.7; and

                           (ii) During any Approval Period,

                                    (A) with regard to any Borrowing for an
Acquisition, the Agent (with the consent of the Majority Lenders) shall have approved such Acquisition in its sole discretion; and

                                    (B) with regard to any Loan for Capital
Costs, (1) the Borrower shall have delivered to the Agent and the Agent (with the consent of the Majority Lenders) shall have approved in its sole discretion, a Plan of Development for the Development Project related to such Capital Costs and (2) the Borrower shall have delivered to the Agent, an AFE related to such Capital Costs and an AFE Expenditure Report.

                  (b) Borrowing Requests. At least five (5) but not more than ten (10) Business Days before each Borrowing hereunder (except the initial Borrowing which may be received on the date of this Agreement), the Agent shall have received a Borrowing Request, which shall be true and correct and shall be duly and properly executed and completed by the Borrower.

                  (c) No Default. No Default shall have occurred and be continuing or shall occur by virtue of making such Borrowing.

                  (d) Representations, Warranties and Covenants. All of the representations and warranties of the Borrower contained in Article 3 of this Agreement are true and correct on and as of the date of such Borrowing, and the Borrower shall be in compliance with all covenants and other obligations of the Borrower contained in this Agreement or any other Loan Document.

                  (e) No Material Adverse Effect. Since the date hereof, no Material Adverse Effect shall have occurred and be continuing.

                  (f) Senior Loan. The Borrower shall have drawn down no less than ninety percent (90%) of the lesser of (i) the Senior Borrowing Base or (ii) the "Aggregate Maximum Credit Amount" then available under the Senior Loan Agreement.

                  (g) Other. Such other information as the Agent may reasonably request concerning the proposed Loan.

         Each borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to the facts specified in subsections (c), (d), (e) and (f) of this Section.

                                    ARTICLE 8
                                    THE AGENT

         Section 8.1 Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on behalf of such Lender and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders (or all the Lenders where unanimity is required), and such instructions shall be binding upon all Lenders and all holders of the Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement, any other Loan Document, or applicable law.

         Section 8.2 Agent's Reliance, Etc. Neither the Agent nor any of the Agent's directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including the Agent's own negligence) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Parent Company, the Borrower, or its Subsidiaries or to inspect the property (including the books and records) of such Persons; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

         Section 8.3 The Agent and Its Affiliates. With respect to its Commitment, the Loans made by it and the Note issued to it, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent hereunder. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Parent Company, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Parent Company, the Borrower, or any such Subsidiary, all as if the Agent were not an agent hereunder and without any duty to account therefor to the Lenders.

         Section 8.4 Lender Loan Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 3.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 8.5 Indemnification. The Lenders severally agree to indemnify the Agent and each Affiliate thereof and their respective directors, officers, employees and agents (to the extent not reimbursed by the borrower), according to their respective pro rata shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement or any other Loan Document (INCLUDING THE AGENT'S OWN NEGLIGENCE), provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

         Section 8.6 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Majority Lenders upon receipt of written notice from the Majority Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent with, if no Default exists, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Lenders with the consent of the Borrower, if required, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Borrower, appoint a successor Agent, which shall be an Eligible Assignee. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent this Agreement and the other Loan Documents.

                                    ARTICLE 9
                                  MISCELLANEOUS

         Section 9.1 Notices. Any notices required or permitted to be given under or in connection with this Agreement, the other Loan Documents (except as may otherwise be expressly required therein) or the Note shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, or personally delivered to the receiving party. All such communications shall be mailed, sent or delivered to the intended recipient at addresses set forth below its signature block below (or to such other address as shall be designated by such party in a notice to the other party).

         Any communication so addressed and mailed shall be deemed to be given when so mailed, except that Borrowing Requests or communications related to Borrowing Requests shall not be effective until actually received by the Agent; and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged or confirmed, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower, the Agent, or any applicable Lender, as the case may be.

         Section 9.2 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document (except for the Registration Rights Agreement), nor consent to any departure by the Parent Company, the Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by (i) the Majority Lenders and (ii) the Parent Company, the Borrower, or its Subsidiaries, as applicable, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in Article 7, (b) increase the Commitments of the Lenders (other than increases of the Borrowing Base in accordance with the terms of this Agreement), (c) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Loan Document, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (e) amend Sections 2.1, 2.3, or 2.11 or this Section 9.2, (f) release (1) any Mortgaged Property which would cause the aggregate value (based upon SEC Value as reflected in the most recent Reserve Reports) of all Mortgaged Property released without the consent of all the Lenders to exceed $1,000,000 during any calendar year or (2) any Guaranty, (g) amend the definitions of "Majority Lenders" and "Maturity Date", or (h) changes any requirement for the consent or approval of all Lenders to a lesser consent or approval threshold; and provided, further, that (1) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Loan Document and (2) amendments, waivers, and consents regarding the Registration Rights Agreement shall be made in accordance with the terms thereof.

         Section 9.3 No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 9.4 Indemnities.

                  (a)      The Borrower agrees to:

                           (i) pay any and all present and future stamp and
other similar taxes with respect to the Note, Indebtedness and Loan Documents;

                           (ii) whether or not the transactions hereby
contemplated are consummated, to pay all reasonable third-party out-of-pocket expenses of the Agent paid to any Person which is not an Affiliate of the Agent (both before and after the execution hereof and including reasonable attorneys' fees) in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, cost of environmental audits and the reasonable fees and disbursements of counsel for the Agent) and promptly reimburse the Agent for all amounts expended, advanced or incurred by the Agent to satisfy any obligation of the Borrower under this Agreement, any Security Instrument, or any other Loan Document;

                           (iii) to pay all reasonable third-party out-of-pocket
expenses of each Lender paid to any Person which is not an Affiliate of such Lender in connection with the enforcement of the Loan Documents (including, without limitation, the reasonable fees and disbursements of counsel for such Lender) and promptly reimburse each Lender for all amounts expended, advanced or incurred by such Lender to satisfy any obligation of the Borrower under this Agreement, any Security Instrument, or any other Loan Document;

                           (iv) indemnify the Agent, each Lender, and their
respective officers, directors, employees, representatives, agents, attorneys and Affiliates from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action, and, in connection therewith, all reasonable costs, losses, liabilities, damages or expenses of any kind or nature whatsoever (collectively the "Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (A) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (B) the operations of the business of the Borrower, (C) any bodily injury or death or property damage with respect to personnel or property other than personnel or property of the Agent or any Lender occurring in or upon or in the vicinity of any Mortgaged Property, (D) any claim by any third Person against any Hydrocarbons or the proceeds of Hydrocarbons assigned to or paid to the Agent pursuant to any Loan Document, (E) the failure of the Borrower to comply with any Governmental Requirement, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE NEGLIGENCE OF ANY INDEMNITEE; and

                           (v) indemnify and hold harmless from time to time the
Agent and each Lender, and their respective officers, directors, employees, representatives, counsel, agents, attorneys and Affiliates from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities to which any such Person may become subject
(A) under any Environmental Law applicable to the Parent Company, the Borrower, its Subsidiaries or any of their Properties, (B) as a result of the breach or non-compliance by the Parent Company, the Borrower or any of their Subsidiaries with any Environmental Law applicable to such Person, (C) due to past ownership by the Parent Company, the Borrower, its Subsidiaries of any of their Properties or past activity on any of their Properties or past activity on any of their Properties which, though lawful and fully permissible at the time, could result in present liability, (D) the presence, use, release, storage, treatment or disposal of any hazardous substances or solid wastes, on or at any of the Properties owned or operated by the Borrower, the Parent Company, or its Subsidiaries including all oil and gas exploration and production wastes that may present an endangerment to public health or welfare or the environment, even if such wastes are specifically exempt from classification as hazardous substances or solid wastes pursuant to CERCLA or RCRA or the state analogues to those statutes, or (E) any other environmental, health or safety condition in connection with this Agreement, the Note or any other Loan Document, provided, however, no indemnity shall be afforded under Sections 9.4(a)(v)(B) and 9.4(a)(v)(D) in respect of any Property for any occurrence arising during the period after which the indemnitee, its successors or assigns shall have acquired effective management and control of such Property through receivership or foreclosure, deed in lieu of foreclosure or otherwise.

                  (b) In the case of any indemnification hereunder, the Agent, each Lender, or other Person indemnified hereunder shall give notice to the Borrower within a reasonable period of time of any such claim or demand being made against the Agent, such Lender or other indemnified Person and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand provided that if the Borrower provides a defense, the indemnitee shall bear its own cost of defense unless there is a conflict of interest between the Borrower and such indemnitee. The provisions of this paragraph shall survive the final payment of all Indebtedness and the termination of this Agreement and shall continue thereafter in full force and effect.

                  (c) No indemnitee may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not withhold consent to any settlement that an indemnitee proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitee at that time, including the maximum amount for claims actually asserted against the indemnitee to be indemnified pursuant to this Section 9.4.

                  (d) The Borrower's obligations under this Section 9.4 shall survive any termination of this Agreement and the payment of the Notes.

         Section 9.5 Invalidity. In the event that any one or more of the provisions contained in the Note, this Agreement or in any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Note, this Agreement or any other Loan Document.

         Section 9.6 Survival of Agreements. All representations and warranties of the Borrower herein or in the other Loan Documents, and all covenants and agreements herein not fully performed before the effective date or dates of this Agreement and of the other Loan Documents, shall survive such date or dates. The obligations of the Borrower under Section 9.4 shall survive the repayment of the Loans and the termination of the Commitment. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Agent to effect such reinstatement.

         Section 9.7 Lender Assignments and Participations.

                  (a) Assignments. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note held by it; provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Lender's rights and obligations under this Agreement, (ii) each such assignment shall be to an Eligible Assignee, (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note subject to such assignment, and (iv) each Eligible Assignee (other than the Eligible Assignee of the Agent) shall pay to the Agent a $2,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but all indemnification provisions contained herein shall continue to inure for the benefit of such departing Lender with respect to matters arising during the period such Lender was a party hereto).

                  (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements (or its most recently furnished financial statements pursuant to Section 4.1) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) The Register. The Agent shall maintain at its address referred to in Section 9.1 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, together with the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, with its own attorney's fees being its own expense, shall execute and deliver to the Agent in exchange for the surrendered Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if such Lender has retained any Commitment hereunder, a new Note to the order of such Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance.

                  (e) Participations. Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not require the participant's consent to any matter under this Agreement, except for any increase in such Lender's Maximum Commitment, reductions in fees or interest, or extending the Maturity Date. The Borrower hereby agrees that participants shall have the same rights under Section 9.4 as a Lender to the extent of their respective participations.

         Section 9.8 Renewal, Extension or Rearrangement. All provisions of this Agreement and of any other Loan Documents relating to the Note or other Indebtedness shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Indebtedness originally represented by the Notes or of any part of such other Indebtedness.

         Section 9.9 Waivers. No course of dealing on the part of the Agent, any Lender, their officers, employees, consultants or agents, nor any failure or delay by the Agent or any Lender with respect to exercising any right, power or privilege of the Agent or such Lender under the Note, this Agreement or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in Section 9.2 hereof nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 9.10 Cumulative Rights. Rights and remedies of the Agent and each Lender under the Notes, this Agreement and each other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.11 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 9.12 Construction. The parties agree that this Agreement, the Notes and the rights and obligations of the parties in connection with the loan transactions evidenced in part by this Agreement shall be construed in accordance with and governed by the laws of the State of New York, without reference to conflicts of laws rules or principles of the State of New York; provided that this choice of law provision shall not apply to the Registration Rights Agreement.

         Section 9.13 Interest. Notwithstanding anything herein or in the other Loan Documents to the contrary, it is the intention of the parties hereto to conform strictly to usury laws applicable to this transaction. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Note, this Agreement or in any other Loan Document or agreement entered into in connection with or as security for the Note, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to the Lenders that is contracted for, taken, reserved, charged or received under the Note, this Agreement or under any of the other Loan Documents or agreements or otherwise in connection with this transaction shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and, if already paid, shall be credited by the Lenders on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the Majority Lenders resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to this transaction may never include more than the maximum amount allowed by such applicable law, and (c) excess interest, if any, provided for in this Agreement or otherwise in connection with the Loans shall be canceled automatically and, if already paid, shall be credited by the Lenders on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by the Lenders to the Borrower). The right to accelerate the maturity of the Notes does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and no Lender intends to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of sums included in the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Notes until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section 9.13, the term "applicable law" shall mean the laws which govern this Agreement as described in Section 9.12 (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement), or law of the United States of America applicable to the Lenders and the Loans which would permit the Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under any other applicable law. If the stated rate of interest under this Agreement ever exceeds the Highest Lawful Rate, then the outstanding principal amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the difference between the interest which would have been due at the stated rates of interest and the amount due at the Highest Lawful Rate (the "Lost Interest") has been recaptured by the Lenders. If the Loans made hereunder are repaid in full and the Lost Interest has not been fully recaptured by the Lenders pursuant to the preceding sentence, then the Loans made hereunder shall be deemed to have accrued interest at the Highest Lawful Rate since the date the initial Loans were made to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to the Lenders the amount of the Lost Interest remaining to be recaptured by the Lenders.

         Section 9.14 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or subsection shall be deemed to refer to the applicable Section or subsection of this Agreement unless otherwise stated herein. Any reference herein to an exhibit shall be deemed to refer to the applicable exhibit attached hereto unless otherwise stated herein.

         Section 9.15 Taxes, etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the Note, this Agreement or the other Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

         Section 9.16 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

         Section 9.17 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE LENDER AND THE BORROWER AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 9.18 Exhibits. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

         Section 9.19 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 9.20 Satisfaction Requirement. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised in good faith.

         Section 9.21 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.22 Subordinated Debt. The Loans advanced under this Agreement and any other amounts due hereunder by Borrower are subordinate in right of payment to the Senior Debt in accordance with the terms of the Subordination Agreement.

         Section 9.23 Designated Senior Indebtedness. The Borrower hereby designates all Indebtedness outstanding under this Agreement, the Note and the other Loan Documents to be "Designated Senior Indebtedness" (as defined in the Offering Memorandum dated July 15, 1995 relating to the DEM Subordinated Debt) for purposes of the DEM Subordinated Debt.

              [The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                    BORROWER:

                                QUEEN SAND RESOURCES, INC., a Nevada
                                corporation

                                By:
                                    --------------------------------
                                         Robert P.  Lindsay
                                         Vice President

                                Address for Notices:

                                Queen Sand Resources, Inc.
                                3500 Oak Lawn Drive, Suite 380
                                Dallas, Texas 75219
                                Attn: Robert P. Lindsay
                                Telephone:        (214) 521-9959
                                Facsimile:        (214) 521-9960

                                with a copy to:

                                Queen Sand Resources, Inc.
                                60 Queen Street, Suite 1400
                                Ottawa, Canada KIP 5Y7
                                Attn: Ronald Benn
                                Telephone:        (613) 230-7211
                                Facsimile:        (613) 230-6055

                                and

                                Haynes and Boone LLP
                                901 Main Street, Suite 3100
                                Dallas, Texas 75202
                                Attn: William L.  Boeing
                                Telephone:        (214) 651-5553
                                Facsimile:        (214) 651-5940

                                   AGENT:

                                   ENRON CAPITAL & TRADE RESOURCES CORP.,

                                     a Delaware corporation, as Agent

                                   By:
                                       ----------------------------------------
                                            Steven M. Emshoff
                                            Agent and Attorney-in-Fact

                                   Address for Notices:

                                   Enron Capital & Trade Resources Corp.
                                   1400 Smith Street
                                   Houston, Texas 77002
                                   Attn: Donna Lowry
                                   Telephone:        (713) 853-1939
                                   Facsimile:        (713) 646-4039

                                  LENDERS:

Maximum Commitment:               ENRON CAPITAL & TRADE RESOURCES CORP.,

 $10,000,000                        a Delaware corporation

                                  By:
                                      -----------------------------------------
                                           Steven M. Emshoff
                                           Agent and Attorney-in-Fact

                                  Address for Notices:

                                  Enron Capital & Trade Resources Corp.
                                  1400 Smith Street
                                  Houston, Texas 77002
                                  Attn: Donna Lowry
                                  Telephone:        (713) 853-1939
                                  Facsimile:        (713) 646-4039

WHEN RECORDED RETURN TO:
VINSON & ELKINS L.L.P.
First City Tower, Suite 3567
1001 Fannin Street
Houston, TX 77002-6760
Attn:  Crystal L. Lightfield



                   FIRST SUPPLEMENT AND AMENDMENT TO MORTGAGE,
                    DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
                   SECURITY AGREEMENT AND FINANCING STATEMENT


                          DATED AS OF DECEMBER 29, 1997

                                      FROM


                           QUEEN SAND RESOURCES, INC.


                                       TO


                          JAMES A. WHITMORE, AS TRUSTEE


                               FOR THE BENEFIT OF


                           BANK OF MONTREAL, AS AGENT



         THIS IS DEEMED TO BE A LINE OF CREDIT MORTGAGE UNDER THE PROVISIONS OF
         SECTION 48-7-4 N.M.S.A.

                   FIRST SUPPLEMENT AND AMENDMENT TO MORTGAGE,
                    DEED OF TRUST, ASSIGNMENT OF PRODUCTION,
                   SECURITY AGREEMENT AND FINANCING STATEMENT

         THIS FIRST SUPPLEMENT AND AMENDMENT TO MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Supplement") entered into as of the 29th day of December, 1997, but effective August 1, 1997 (the "Effective Date"), by and between QUEEN SAND RESOURCES, INC., a Nevada Corporation , with offices at 3500 Oak Lawn Drive, Suite 380, Dallas, Texas 75219, ("Mortgagor") and BANK OF MONTREAL, as Agent, with offices at 700 Louisiana, Suite 4400, Houston, Texas 77002, as Administrative Agent (in such capacity ("Mortgagee") for itself and such other financial institutions (collectively called the "Lenders") which are or hereafter become a party to the Credit Agreement (hereafter defined).

                              W I T N E S S E T H:

         WHEREAS, as of August 1, 1997, Mortgagor and Mortgagee executed that certain Credit Agreement (as may be amended and supplemented from time to time, the "Credit Agreement") pursuant to which, upon the terms and conditions stated therein, the Mortgagee agreed to make loans and extend certain credit to Mortgagor; and

         WHEREAS, Mortgagor executed and delivered to Mortgagee that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of August 1, 1997 (as supplemented and amended from time to time, the "Mortgage"), which Mortgage was duly filed for record in, among other places, the jurisdictions listed on and as set forth on Schedule I attached hereto and made a part hereof for all purposes; and

         WHEREAS, by executing the Mortgage and delivering it to Mortgagee for recording, Mortgagor did Grant, Bargain, Sell, Assign, Mortgage, Transfer and Convey unto James A. Whitmore, as Trustee, all rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the "Deed of Trust Mortgaged Property" (as defined in the Mortgage) including, without limitation, those properties more particularly described on Exhibit A attached to the Mortgage and made a part thereof for all purposes; and

         WHEREAS, Mortgagor hereby desires to supplement and amend the Mortgage by adding to the Mortgaged Property described therein and covered thereby all rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the properties described on Exhibit A-1 attached hereto and made a part hereof for all purposes;

         NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by Mortgagee to Mortgagor and in consideration of the debts and trusts hereinafter mentioned, the receipt and sufficiency of all of which is hereby acknowledged, Mortgagor has GRANTED, BARGAINED, SOLD, ASSIGNED, MORTGAGED, TRANSFERRED and CONVEYED, and does by these presents hereby GRANT, BARGAIN, SELL, ASSIGN, MORTGAGE, TRANSFER and CONVEY unto James A. Whitmore, as Trustee, whose address for notice hereunder is 700 Louisiana Street, Suite 4400, Houston, Texas 77002 ("Trustee") and Trustee's successors and substitutes in trust hereunder, for the use and benefit of Mortgagee, the real and personal property, rights, titles, interests and estates described in the following paragraphs (a) through (g) (collectively called the "Additional Mortgaged Property"):

         (a) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to the oil and gas leases and/or oil, gas and other mineral leases and other interests and estates and the lands and premises covered or affected thereby which are described on Exhibit A-1 hereto (collectively called the "Additional Hydrocarbon Property") or which Additional Hydrocarbon Property is otherwise referred to in this Supplement, and specifically, but without limitation, the undivided interests of Mortgagor which are more particularly described on attached Exhibit A-1.

         (b) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to (i) the properties now or hereafter pooled or unitized with the Additional Hydrocarbon Property; (ii) all presently existing or future unitization, communitization, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations, rules or other official acts of any Federal, State or other governmental body or agency having jurisdiction and any units created solely among working interest owners pursuant to operating agreements or otherwise) which may affect all or any portion of the Additional Hydrocarbon Property including, without limitation, those units which may be described or referred to on attached Exhibit A-1; (iii) all operating agreements, production sales or other contracts, farmout agreements, farm-in agreements, area of mutual interest agreements, equipment leases and other agreements described or referred to in this Mortgage or which relate to any of the Additional Hydrocarbon Property or interests in the Additional Hydrocarbon Property described or referred to herein or on attached Exhibit A-1 or to the production, sale, purchase, exchange, processing, handling, storage, transporting or marketing of the Additional Hydrocarbons (hereinafter defined) from or attributable to such Additional Hydrocarbon Property or interests; (iv) all geological, geophysical, engineering, accounting, title, legal, and other technical or business data concerning the Additional Mortgaged Property, the Additional Hydrocarbons, or any other item of Property which are in the possession of Mortgagor or in which Mortgagor can otherwise grant a security interest, and all books, files, records, magnetic media, computer records, and other forms of recording or obtaining access to such data; and (v) the Additional Hydrocarbon Property described on attached Exhibit A-1 and covered by this Mortgage even though Mortgagor's interests therein be incorrectly described or a description of a part or all of such Additional Hydrocarbon Property or Mortgagor's interests therein be omitted; it being intended by Mortgagor and Mortgagee herein to cover and affect hereby all interests which Mortgagor may now own or may hereafter acquire in and to the Additional Hydrocarbon Property notwithstanding that the interests as specified on Exhibit A-1 may be limited to particular lands, specified depths or particular types of property interests.

         (c) All rights, titles, interests and estates now owned or hereafter acquired by Mortgagor in and to all oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom and all other minerals in and under and which may be produced and saved from or attributable to the Additional Hydrocarbon Property (collectively called the "Additional Hydrocarbons"), the lands pooled or unitized therewith and Mortgagor's interests therein, including all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other income from or attributable to the Additional Hydrocarbon Property, the lands pooled or unitized therewith and Mortgagor's interests therein which are subjected or required to be subjected to the liens and security interests of this Mortgage and including specifically, but without limitation, all liens and security interests in such Additional Hydrocarbons securing payment of proceeds resulting from the sale of Additional Hydrocarbons.

         (d) All tenements, hereditaments, appurtenances and properties in anywise appertaining, belonging, affixed or incidental to the Additional Hydrocarbon Property, rights, titles, interests and estates described or referred to in paragraphs (a) and (b) above, which are now owned or which may hereafter be acquired by Mortgagor, including, without limitation, any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use, or useful in connection with the operating, working or development of any of such Additional Hydrocarbon Property or the lands pooled or unitized therewith (excluding drilling rigs, trucks, automotive equipment or other personal property which may be taken to the premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering systems, field gathering systems, salt water disposal facilities, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements, servitudes, licenses and other surface and subsurface rights together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing properties.

         (e) Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by Mortgagor or by anyone on Mortgagor's behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder.

         (f) All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by Mortgagor in and to the Additional Hydrocarbon Property rights, titles, interests and estates and every part and parcel thereof, including, without limitation, the Additional Hydrocarbon Property rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Encumbrances (as defined in Section 3.01 of the Mortgage) to which any of the Additional Hydrocarbon Property rights, titles, interests or estates are subject, or otherwise; all rights of Mortgagor to liens and security interests securing payment of proceeds from the sale of production from the Additional Mortgaged Property, including, but not limited to, those liens and security interests provided in Tex. Bus. & Com. Code Ann. Section 9.319 (Tex.
UCC) (Vernon Supp. 1989) ("Section 9.319 Tex. UCC"), as amended from time to time; together with any and all renewals and extensions of any of the Additional Hydrocarbon Property rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by Mortgagor in and to the Additional Hydrocarbon Property rights, titles, interests or estates.

         (g) All accounts, contract rights, inventory, general intangibles, insurance contracts and insurance proceeds, and any and all personal/movable property of any kind or character as defined in and subject to the Uniform Commercial Code of each jurisdiction applicable to all or any part of the Additional Mortgaged Property (the "Applicable UCC") constituting a part of, relating to or arising out of those portions of the Additional Mortgaged Property which are described in paragraphs (a) through (f) above and all proceeds and products of all such portions of the Additional Mortgaged Property and payments in lieu of production (such as "take or pay" payments), whether such proceeds or payments are goods, money, documents, instruments, chattel paper, securities, accounts, general intangibles, fixtures, real property, or other assets.

         Any fractions or percentages specified on attached Exhibit A-1 in referring to Mortgagor's interests are solely for purposes of the warranties made by Mortgagor pursuant to Section 3.01 of the Mortgage and shall in no manner limit the quantum of interest affected by this Supplement with respect to any Additional Hydrocarbon Property or with respect to any unit or well identified on said Exhibit A-1.

         TO HAVE AND TO HOLD the Additional Mortgaged Property unto the Trustee and to his successors and assigns in trust forever to secure the performance of the covenants, agreements, and obligations of the Mortgagor contained in the Mortgage, as amended and supplemented hereby, and to secure the full and prompt payment as and when the same becomes due of all sums owing and to be owing on the following (all terms beginning with a capital letter, but not defined herein, have the same meanings as used in the Credit Agreement):

         (a) Payment of and performance of any and all indebtedness, obligations and liabilities of Mortgagor pursuant to the Credit Agreement, whether now existing or hereafter arising, including without limitation, (i) that certain promissory note which is or may be executed by Mortgagor payable to the order of Mortgagee and being in the principal amount of $75,000,000 with final maturity on or before August 1, 2003, (ii) all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part (such notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part, being hereafter called the "Notes").

         (b) Any sums which may be advanced or paid by Mortgagee under the terms hereof or of the Credit Agreement on account of the failure of Mortgagor to comply with the covenants of Mortgagor contained herein or in the Credit Agreement; and all other indebtedness of Mortgagor arising pursuant to the provisions of this Mortgage.

         (c) Any additional loans made by Mortgagee to Mortgagor. It is contemplated that Mortgagee may lend additional sums to Mortgagor from time to time, but shall not be obligated to do so, and Mortgagor agrees that any such additional loans shall be secured by this Mortgage.

         (d) Payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any present or future interest rate or currency swap, rate cap, rate floor, rate collar, forward rate agreement or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between Mortgagor and Mortgagee.

         (e) Payment of and performance of any and all present or future obligations of Mortgagor according to the terms of any present or future swap agreements, cap, floor, collar, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction now existing or hereafter entered into between Mortgagor and Mortgagee.

         (f) Payment of and performance of any and all other indebtedness, obligations and liabilities of any kind of Mortgagor to the Mortgagee, now or hereafter existing, arising directly between Mortgagor and the Mortgagee or acquired outright, as a participation, conditionally or as collateral security from another by the Mortgagee, absolute or contingent, joint and/or several, secured or unsecured, due or not due, arising by operation of law or otherwise, or direct or indirect, including indebtedness, obligations and liabilities to the Mortgagee of Mortgagor as a member of any partnership, syndicate, association or other group, and whether incurred by Mortgagor as principal, surety, endorser, guarantor, accommodation party or otherwise.

         The term "Indebtedness" as used herein and in the Mortgage shall mean and include the Notes and all other indebtedness described, referred to or mentioned in paragraphs (a) through (f), above, or in the Mortgage, as supplemented and amended hereby, as if references to such Indebtedness were fully made in the Mortgage at the time the Mortgage was executed.

         1. To further secure the Indebtedness, Mortgagor hereby grants to Mortgagee a security interest in and to the Additional Mortgaged Property insofar as the Additional Mortgaged Property consists of equipment, inventory, fixtures, chattel paper, documents, instruments, accounts, contracts, general intangibles, goods and any and all other personal property of any kind or character defined in and subject to the provisions of the Applicable UCC, and the proceeds and products of and from any and all of such personal property. If any Event of Default occurs Mortgagee is and shall be entitled to all of the rights, powers and remedies afforded a Secured Party by the Applicable UCC with reference to the personal property and fixtures in which Mortgagee has been granted a security interest herein, or the Trustee or Mortgagee may proceed as to both the real and personal property covered hereby in accordance with the rights, powers and remedies granted under this instrument in respect of the real property covered hereby.

         2. Mortgagor and Mortgagee hereby agree that:

         (a) the term "Mortgaged Property" as used in the Mortgage is hereby supplemented and amended to include the Additional Mortgaged Property as defined and described in this Supplement as if reference thereto were fully made in the Mortgage at the time the Mortgage was executed and recorded;

         (b) the term "Hydrocarbon Property" as used in the Mortgage is hereby supplemented and amended to include the Additional Hydrocarbon Property as defined and described in this Supplement as if reference thereto were fully made in the Mortgage at the time the Mortgage was executed and recorded;

         (c) the term "Hydrocarbons" as used in the Mortgage is hereby supplemented and amended to include the Additional Hydrocarbons as defined and described in this Supplement as if reference thereto were fully made in the Mortgage at the time the Mortgage was executed and recorded;

         (d) references to Exhibit A in the Mortgage shall include Exhibit A-1.

         3. Except as supplemented and amended by this Supplement, the Mortgage shall remain in full force and effect. None of the rights, titles and interests existing and to exist under the Mortgage are hereby released, diminished or impaired. Mortgagor hereby reaffirms all covenants, representations and warranties made in the Mortgage and all such covenants, representations and warranties are incorporated herein by reference.

         4. Unless otherwise defined herein, all terms beginning with a capital letter which are defined in the Mortgage shall have the same meaning herein as therein, unless the context otherwise requires.

         5. This Supplement may be executed in several counterparts, all of which are identical. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         WITNESS THE EXECUTION HEREOF as of the 14th day of January, 1998, to be effective as of the 29th day of December, 1997.

MORTGAGOR:                                  QUEEN SAND RESOURCES, INC., a Nevada
                                            Corporation

                                            By: /s/ Robert P. Lindsay
                                                ---------------------
                                                Robert P. Lindsay
                                                Vice President



The name and address of the Mortgagor/Debtor is:

         QUEEN SAND RESOURCES, INC.
         3500 Oak Lawn - Suite 380
         Dallas, Texas  75219

The name and address of the Mortgagee/Secured Party is:

         BANK OF MONTREAL, AS AGENT
         700 Louisiana Street - Suite 4400
         Houston, Texas 77002

TEXAS

THE STATE OF TEXAS      )
                        )
COUNTY  OF  DALLAS      )

         THIS INSTRUMENT was acknowledged before me on January 14, 1998 by Robert P. Lindsay, Vice President of QUEEN SAND RESOURCES, INC., a Nevada corporation.




[NOTARY SEAL]                             /s/ Glenda J. Johns
                                          ----------------------------
                                          Notary Public in and for the
                                          State of Texas

                                          My Commission expires: 3-8-99

                                   EXHIBIT A-1

                          ADDITIONAL MORTGAGED PROPERTY


                              Howard County, Texas

Lessor                     Lessee              Date             Volume/Page
------                     ------              ----             -----------
W. Miller Incorporated     Dan O'Neill         06/25/97         751/I-9



Recording reference as used herein is to the Oil and Gas Records, Howard County, Texas.

                                   SCHEDULE I



INSTRUMENT                      JURISDICTION         BOOK/PAGE        DATE FILED
----------                      ------------         ---------        ----------
1.  Mortgage, Deed of           Howard                 423/776          08/18/97
Trust, Assignment of            County, TX
Production, Security
Agreement and Financing
Statement



Recording reference as used herein is to the Records, Howard County, Texas.

        ================================================================


                            FIRST OMNIBUS AMENDMENT


                                       to


                            GUARANTY AGREEMENTS AND
                               SECURITY AGREEMENT


                                       by


                          QUEEN SAND RESOURCES, INC.,
                             a Nevada corporation,
                                as the Borrower.

                           QUEEN SAND RESOURCES, INC.
                            a Delaware corporation,
                           as Guarantor and Pledgor,

                            CORRIDA RESOURCES, INC.,
                               as the Guarantor,

                            NORTHLAND OPERATING CO.,
                                as the Guarantor

                           BANK OF MONTREAL, AS AGENT


                                      and


                 THE LENDERS SIGNATORY TO THE CREDIT AGREEMENT


                       Effective as of December 29, 1997


        ================================================================

                            FIRST OMNIBUS AMENDMENT

     This First Omnibus Amendment (this "First Amendment") executed effective as of December 29, 1997 (the "Effective Date"), is among QUEEN SAND RESOURCES, INC., a Nevada corporation (the "Borrower"), QUEEN SAND RESOURCES, INC., a Delaware corporation (the "Parent Company"), Corrida Resources, Inc., a Nevada corporation ("Corrida"), and Northland Operating Co., a Nevada corporation ("Northland"), the financial institutions the ("Lenders") currently party to the Credit Agreement (herein defined) and Bank of Montreal, as agent for the Lenders (in such capacity, the "Agent").

                                    Recitals

     A. As of August 1, 1997, the Borrower, the Lenders and the Agent executed that certain Credit Agreement, as amended by the First Amendment to Credit Agreement dated as of December 3, 1997, as amended by the Second Amendment to Credit Agreement dated as of December 29, 1997 (the "Credit Agreement") pursuant to which the Lenders may certain credit available to and on behalf of the Borrower.

     B. To secure the obligations of the Borrower under the Credit Agreement, Parent Company, Corrida and Northland (collectively, the "Obligors") executed those certain Guaranty Agreements dated of even date with the Credit Agreement (collectively, the "Guaranty Agreements").

     C. To further secure the obligations of the Borrower under the Credit Agreement, the Borrower executed that certain Security Agreement dated of even date with the Credit Agreement (the "Security Agreement").

     D. The Borrower and the Obligors have requested, and the Agent and the Lenders have agreed to amend the Guaranty Agreements and the Security Agreement as set forth herein to further secure certain obligations of the Borrower.

     E. Now, therefore, in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Defined Terms. All capitalized terms which are defined in the Credit Agreement but which are not defined in this First Amendment, shall have the same meanings as defined in the Credit Agreement.

     Section 2.  Amendment to Guaranty Agreements.

     2.1 The definition in Section 1.02 of "Obligations" is hereby deleted and the following is hereby insert in lieu thereof;

          "Obligations" shall mean (a) the payment and performance of all present and future indebtedness, obligations and liabilities of the Borrower and/or the Guarantor to the Agent and the Lenders under the Credit Agreement, including but not limited to, (i) the full and punctual payment of the Notes issued thereunder, and any and all promissory notes given in substitution for such Notes or in modification, renewal, extension or rearrangement thereof in whole or in part, and (ii) the reimbursement and other obligations of the Borrower under and with respect to Letters of Credit and Letter of Credit Agreements now outstanding or hereafter issued under the Credit Agreement; (b) all obligations of the Guarantor under this Guaranty Agreement; (c) all interest (whether pre or post petition), charges, expenses, reasonable attorneys' or other fees and any other sums payable to or incurred by the Agent and, to the extent provided in the Credit Agreement, the Lenders in connection with the execution or enforcement of any of their rights and remedies hereunder or any other Security Instrument; (d) payment of and performance of any and all present or future obligations of the Borrower according to the terms of any present or future interest rate or currency swap, rate cap, rate floor, rate collar, forward rate agreement or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and any Lender or an Affiliate of such Lender; and (e) payment of and performance of any and all present or future obligations of the Borrower according to the terms of any present or future swap agreements, cap, floor, collar, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction now existing or hereafter entered into between the Borrower and any Lender or an Affiliate of such Lender.

     2.2 Section 3.02(e) of the Guaranty Agreement executed by the Parent Company is hereby deleted in its entirety and the following is inserted in lieu thereof:

          (e) Subsidiaries. The Guarantor shall not create, acquire or otherwise suffer to exist any Subsidiaries other than the Borrower and Queen Sand Resources (Canada), Inc. which are not also Subsidiaries of the Borrower; provided that the Guarantor may create Non-Recourse
     Subsidiaries which are not also Subsidiaries of the Borrower. The Guarantor will not invest, loan or advance at any one time an aggregate amount of more than $100,000 to or in Queen Sand Resources (Canada), Inc. or any of its Non-Recourse Subsidiaries; provided that the Guarantor may make loans, advances or investments to Queen Sand Resources (Canada), Inc. to satisfy its obligations under any employment agreements to which it is a party and for normal general and administrative expenses incurred in the ordinary course of its business and for which Queen Sand Resources (Canada), Inc. is ultimately entitled to reimbursement from the Guarantor and/or its Subsidiaries.

     2.3 Section 3.02(f) of the Guaranty Agreement executed by the Parent Company is hereby deleted in its entirety and the following is inserted in lieu thereof:

          (f) Dividends, Distributions and Redemptions. The Guarantor shall not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders, except (i) for dividends and distributions in accordance with the terms and provisions of the Earn Up Agreement dated May 6, 1997 between the Parent Company and Joint Energy Development Investments Limited Partnership and the Earn Up Agreement dated May 6, 1997 between the Guarantor and Forseti Investments Ltd.; provided that as a result of any dividends, redemptions or distributions pursuant to any transaction contemplated thereby, no net change in the Guarantor's cash balance shall result (except to the extent of related out-of-pocket transaction costs associated therewith) and no Default or Event of Default has occurred at the time such dividends are declared or paid or would result from such declaration or payment; and (ii) dividends or distributions payable solely in capital stock of the Guarantor.

     Section 3.  Amendment to Security Agreement. The definition in Section
1.02 of "Obligations" is hereby deleted and the following is hereby insert in lieu thereof:

          "Obligations" shall mean (a) the payment and performance of all present and future indebtedness, obligations and liabilities of the Pledgor to the Agent and the Lenders under the Credit Agreement, including but not limited to, (i) the full and punctual payment of the notes issued thereunder, and any and all promissory notes given in substitution for such Notes or in modification, renewal, extension or rearrangement thereof in whole or in part, and (ii) the reimbursement and other obligations of the Pledgor under and with respect to Letters of Credit and Letter of Credit Agreements now outstanding or hereafter issued under the Credit Agreement;
     (b) all obligations of the Pledgor under this Pledgor Agreement; (c) all interest (whether pre or post petition), charges, expenses, reasonable attorneys' or other fees and any other sums payable to or incurred by the Agent and, to the extent provided in the Credit Agreement, the Lenders in connection with the execution or enforcement of any of their rights and remedies hereunder or any other Security Instrument; (d) payment of and performance of any and all present or future obligations of the Pledgor according to the terms of any present or future interest rate or currency swap, rate cap, rate floor, rate collar, forward rate agreement or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between the Pledgor and any Lender or an Affiliate of such Lender; and (e) payment of and performance of any and all present or future obligations of the Pledgor according to the terms of any present or future swap agreements, cap, floor, collar, forward agreement or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons or any option with respect to any such transaction now existing or hereafter entered into between the Pledgor and any Lender or an Affiliate of such Lender."

Section 4.   Miscellaneous.

     4.1 Confirmation and Ratification. The Borrower and each Obligor hereby affirms that as of the Effective Date of this Amendment, all of the representations and warranties contained in the Credit Agreement, Guaranty Agreements and the Security Agreement are true and correct as though made on and as of the Effective Date, except as such representations and warranties are modified to give effect to transactions expressly permitted by the Security Instruments and that no Default or Event of Default exists. The Borrower and each Obligor hereby agrees that its liabilities under the Guaranty Agreements or the Security Agreement, as applicable, shall remain enforceable against it in accordance with its terms and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this First Amendment. The Borrower and each Obligor hereby confirms and ratifies its liabilities under the Security Instruments to which it is a party in all respects.

     4.2 Continuation of Agreements. The provisions of the Guaranty Agreements and the Security Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment.

     4.3 No Oral Agreements. THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT, THE GUARANTY AGREEMENTS, THE SECURITY AGREEMENT AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     4.4 Governing Law. This First Amendment (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

     4.5 Counterparts. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this First Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:                     QUEEN SAND RESOURCES, INC., a Nevada corporation


                                       By: /s/     Robert P. Lindsay
                                          ----------------------------------
                                                   Robert P. Lindsay
                                                   Vice President



PARENT COMPANY:               QUEEN SAND RESOURCES, INC., a Delaware corporation


                                       By: /s/     Robert P. Lindsay
                                          ----------------------------------
                                                   Robert P. Lindsay
                                                   Chief Operating Officer
                                                   and Executive Vice President



GUARANTORS:                   CORRIDA RESOURCES, INC.
                              NORTHLAND OPERATING CO.


                                       By: /s/     Robert P. Lindsay
                                          ----------------------------------
                                                   Robert P. Lindsay
                                                   Vice President

AGENT AND SOLE LENDER:             BANK OF MONTREAL, as Agent and Lender


                                   By: /s/      Robert L. Roberts
                                      ----------------------------------
                                                Robert L. Roberts
                                                Director, U.S. Corporate Banking

                            SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (the "Subordination Agreement") is made as of December 29, 1997, by and among the undersigned (the "Subordinated Lenders"), in favor of each of the lenders that is a signatory thereto or which becomes a signatory thereto as provided in Section 12.06 of the herein defined Senior Credit Agreement (collectively, the "Senior Lenders"), and BANK OF MONTREAL, as agent for the Senior Lenders (in such capacity, the "Agent").


                                    RECITALS

     A. Queen Sand Resources, Inc., a Nevada corporation, as the borrower (the "Borrower"), Queen Sand Resources, Inc., a Delaware corporation, as the parent guarantor (the "Parent Company"), the Agent and the Senior Lenders are parties to that certain Credit Agreement dated as of August 1, 1997, as amended by that certain First Amendment to Credit Agreement dated as of December 3, 1997, and as amended by that certain Second Amendment to Credit Agreement dated as of December 29, 1997 (such agreement, as the same may be from time to time further amended, supplemented or replaced, the "Senior Credit Agreement"), pursuant to which the Senior Lenders have made certain credit available to and on behalf of the Borrower.

     B. Corrida Resources, Inc., a Nevada corporation ("Corrida"), and Northland Operating Co., a Nevada corporation ("Northland", Corrida and Northland collectively being the "Obligors"), each executed a Guaranty Agreement dated as of August 1, 1997 (such agreements, as the same may be from time to time further amended, supplemented or replaced, the "Senior Subsidiary Guaranty Agreements") in favor of the Agent and the Senior Lenders to secure, inter alia, the obligations of the Borrower under the Senior Credit Agreement.

     C. The Borrower and Corrida each executed a Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement (such agreements, as the same may be from time to time further amended, supplemented or replaced, the "Senior Mortgages") dated as of August 1, 1997 in favor of the Agent to secure, inter alia, the obligations outstanding under the Credit Agreement.

     D.   The Parent Company executed a Guaranty Agreement dated as of August
1, 1997 (such agreement, as the same may be from time to time further amended, supplemented or replaced, the "Senior Parent Guaranty Agreement") in favor of the Agent and the Senior Lenders to secure, inter alia, the obligations of the Borrower under the Senior Credit Agreement. (The Senior Credit Agreement, the Senior Subsidiary Guaranty Agreements, the Senior Mortgages, the Senior Parent Guaranty Agreement and the other documents or instruments given in connection therewith being collectively referred to herein as the "Senior Loan Documents").

     E. Of even date herewith, the Borrower, the Parent Company and the Obligors are executing the documents described on Exhibit A hereto (such agreements, as the same may be from time to time further amended, supplemented or replaced in accordance with the terms hereof, the "Subordinated Loan Documents") with and in favor of the Subordinated Lenders and Enron Trade & Capital Resources Corp., as agent for the Subordinated Lenders (the "Subordinated Agent").

         F. One of the conditions to the Agent and the Senior Lenders executing the Second Amendment to Credit Agreement referred to above is the execution and delivery of this Subordination Agreement, and Subordinated Agent and the Subordinated Lenders have agreed to enter into this Subordination Agreement.

         G. Therefore, (i) in order to comply with the terms and conditions of the Second Amendment to Credit Agreement, (ii) at the special insistence and request of the Agent and the Senior Lenders, and (iii) for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinated Agent and the Subordinated Lenders hereby agree as follows:

                                    ARTICLE I
                                   Definitions

         Section 1.01 Terms Defined Above. As used in this Subordination Agreement, the terms defined above shall have the meanings respectively assigned to them.

         Section 1.02 Certain Definitions. As used in this Subordination Agreement the following terms shall have the following meanings, unless the context otherwise requires:

         "Hedging Agreements" shall mean any commodity, interest rate or currency swap, rate cap, rate floor, rate collar, forward agreement or other exchange, price or rate protection agreements or any option with respect to any such transaction.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, charge, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, or preferential arrangement of any kind or nature whatsoever (including, any agreement to give or grant a lien), or (ii) production payments and the like payable out of oil and gas Properties.

         "Person" shall mean any individual, corporation, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or governmental authority, or any other form of entity.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Subordinated Debt" shall mean any and all indebtedness, liabilities and obligations owed by the Borrower, the Parent Company and/or any Obligor to the Subordinated Agent and/or the Subordinated Lenders, whether (i) absolute or contingent, direct or indirect, joint, several or independent, (ii) now outstanding or owing or hereafter existing or incurred, (iii) arising by operation of law or otherwise, (iv) due or to become due, or (v) held or to be held by the Subordinated Agent or any Subordinated Lender; including all indebtedness, obligations and liabilities of the Borrower, the Parent Company and/or the Obligors to the Subordinated Agent and/or any Subordinated Lender arising out of the Subordinated Loan Documents (described in greater detail on Exhibit A hereto), and all renewals, extensions, rearrangements, refundings and modifications thereof permitted by the terms hereof; provided the foregoing shall not include (A) any Hedging Agreement between the Borrower, the Parent Company or any Obligor with the Subordinated Agent or any Subordinated Lender or any affiliate of a Subordinated Lender, and
(B) any liabilities or obligations in respect of shares of stock or other equity interests that are subordinated to all Superior Indebtedness of the Borrower, the Parent Company or an Obligor to at least the same extent as the Subordinated Debt.

         "Superior Indebtedness" shall mean any and all indebtedness, liabilities and obligations owed by the Borrower, the Parent Company and/or any Obligor to the Agent and/or any Senior Lender under the Credit Agreement, any Hedging Agreement between the Borrower, the Parent Company or any other Obligor and any Senior Lender, or any Senior Loan Document, whether (i) absolute or contingent, direct or indirect, joint, several or independent, (ii) now outstanding or owing or which may hereafter be existing or incurred, (iii) arising by operation of law or otherwise, (iv) due or to become due, or (v) held or to be held by the Agent or any Senior Lender, including without limitation all indebtedness, obligations and liabilities of the Borrower, the Parent Company and/or the Obligors arising out of the Senior Loan Documents. The Superior Indebtedness shall include amounts accruing subsequently to the filing of any bankruptcy, receivership, insolvency or similar petition. Without limiting the generality of the foregoing, Superior Indebtedness shall include all obligations for fees, all indemnity and reimbursement payments (whether for expenses or for advances) to the Agent or any Senior Lender.

                                   ARTICLE II
                                  Subordination

         Section 2.01 Agreement to Subordinate. The payment of any and all Subordinated Debt is expressly subordinated to the extent and in the manner set forth in Sections 2.02 through 2.07 hereof to Superior Indebtedness.

         Section 2.02 Payment Subordination upon Default.

         (a) If any principal, interest or other amounts due in respect of the Superior Indebtedness is not paid when due (including at maturity) or a borrowing base deficiency under Section 2.07(c) of the Senior Credit Agreement and as a result thereof, either the Agent or any Senior Lender shall give the Subordinated Agent notice (which may be oral, provided that it is promptly confirmed in writing or by facsimile transmission) that an "Event of Default" has occurred under any Senior Loan Document, then, unless and until such Event of Default shall have been cured or the Superior Indebtedness shall have been paid in full, the Subordinated Agent and the Subordinated Lenders will not take, receive or accept from the Borrower, the Parent Company or any other Obligor, by set-off or in any other manner, any payment or distribution on account of the Subordinated Debt nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

         (b) If any Event of Default on the Senior Indebtedness occurs other than one described under Section 2.02(a), and as a result thereof, either the Agent or any Senior Lender shall give the Subordinated Agent notice (which may be oral, provided that it is promptly confirmed in writing or by facsimile transmission) that an "Event of Default" has occurred under any Senior Loan Document, then, unless and until such Event of Default shall have been cured or the Superior Indebtedness shall have been paid in full, the Subordinated Agent and the Subordinated Lenders will not, for a period of 135 days following its receipt of such notice, take, receive or accept from the Borrower, the Parent

Company or any other Obligor, by set-off or in any other manner, any payment or distribution on account of the Subordinated Debt nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

         Section 2.03 Payments Received or Made in Violation of Subordination Agreement.

         (a) In the event the Subordinated Agent or any Subordinated Lender shall receive any payment or distribution on account of the Subordinated Debt which it is not entitled to receive under the provisions of Section 2.02, the Subordinated Agent or such Subordinated Lender will hold any amount so received in trust for the Senior Lenders and will forthwith turn over such payment to the Agent in the form received by it (together with any necessary endorsement) to be applied to the Superior Indebtedness. In the event of any failure by the Subordinated Agent or any Subordinated Lender to make any such endorsement, the Agent is hereby irrevocably authorized and granted a power of attorney (which is irrevocable and coupled with interest) to make the same.

         (b) The Borrower, the Parent Company or any Obligor hereby acknowledge and agree to follow the payment priorities established in Section 2.02. If the Borrower, the Parent Company or any Obligor shall become aware that an "Event of Default" has occurred under any Senior Loan Document, then such Person shall give the Agent, the Senior Lenders and the Subordinated Agent prompt written notice thereof.

         (c) This Subordination Agreement defines the relative rights of Agent and the Senior Lenders and the Subordinated Agent and Subordinated Lenders. Nothing in this Subordination Agreement shall: (i) impair, as between the Borrower, the Parent Company or any Obligor, the Subordinated Agent and the Subordinated Lenders, the obligation of the Borrower, the Parent Company and the Obligors, which are absolute and unconditional, to pay principal of and interest on the Subordinated Debt in accordance with the terms of the Subordinated Loan Documents; or (ii) prevent the Subordinated Agent or any Subordinated Lender from exercising its available remedies, subject to the terms of Section 2.05 and the rights of the Agent and the Senior Lenders to receive distributions otherwise payable to the Subordinated Agent and the Subordinated Lenders.

         Section 2.04 Liens Subordinated.

         (a) The Subordinated Agent and the Subordinated Lenders agree that any Liens, upon the Property of any of the Borrower, the Parent Company or any Obligor securing payments of the Subordinated Debt are and shall be and remain inferior and subordinated to any Liens securing payments of the Superior Indebtedness regardless of whether such encumbrances in favor of the Subordinated Agent or any Subordinated Lender or the Agent and the Senior Lenders presently exist or are hereafter created or attached.

         (b) Other than the Liens taken on or about the date hereof for which the Subordinated Agent has already given notice, the Subordinated Agent and each Subordinated Lender agree to give the Agent written notice at least fifteen (15) days prior to the time that it takes a Lien on any Property of the Parent Company, the Borrower or any Obligor, such notice to specify the Property to be encumbered by the proposed Lien. If the Subordinated Agent or any Subordinated Lender shall obtain a Lien on Property of any of the Borrower, the Parent Company or any Obligor which is not subject to a Lien in favor of the Agent and the Senior Lenders, then Subordinated Agent and the Subordinated

Lenders agree to exercise their respective rights under the instruments evidencing such Lien in accordance with the terms of this Subordination Agreement.

         (c) The Subordinated Agent and the Subordinated Lenders covenant and agree not to contest or dispute, whether in any proceeding or otherwise, the validity, enforceability, attachment, priority or perfected status of any Lien granted in favor of the Agent or any Senior Lender or take any steps or actions, including the institution of any proceedings, to enjoin or restrain the Agent or any Senior Lender from the exercise of the remedies afforded them under the Senior Loan Documents or applicable law.

         (d) If the Borrower, the Parent Company or any Obligor shall, after the date hereof, acquire any Oil and Gas Properties (or a Person owning Oil and Gas Properties), then the Subordinated Agent and the Subordinated Lenders covenant and agree not to take or perfect any Lien against such Properties until the earlier of (i) 30 days following the date of such acquisition or (ii) the date the Agent and the Senior Lenders have been granted and have perfected a Lien in their favor on such Properties.

         Section 2.05 Agreement Not to Pursue Actions.

         (a) If the Agent or the Senior Lenders have given the Subordinated Agent notice under Section 2.02 that an Event of Default under the Senior Loan Documents has occurred, the Subordinated Agent and each Subordinated Lender covenants that it will not, for a period of 180 days following its receipt of such notice, do any of the following unless the Agent shall also join in such action or commence a similar action: (i) commence any action or proceeding against the Borrower, the Parent Company or any Obligor to recover all or any part of the Subordinated Debt or join with any other creditor in bringing any proceedings against such Person under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding to enforce any Lien, collateral right, judgment or other encumbrances on any Property of the Borrower, the Parent Company or any Obligor held by the Subordinated Agent or any Subordinated Lender; provided the foregoing will not prohibit such presentment as may be necessary to prevent discharge of other liable parties an instrument.

         (b) If the Subordinated Agent and the Subordinated Lenders shall not file a proper claim or proof of debt in the form required in any insolvency, bankruptcy or liquidation proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the Agent shall have the right to file an appropriate claim for and on behalf of the Subordinated Agent or such Subordinated Lender. Nothing herein contained shall be deemed to authorize or consent to or accept or adopt on behalf of the Subordinated Agent or any Subordinated Lender any plan of reorganization, arrangement, adjustment or composition affecting the Subordinated Debt or the rights of the Subordinated Agent and the Subordinated Lenders, or to authorize the Agent or any Senior Lender to vote in respect of the claim of the Subordinated Agent or any Subordinated Lender in any such proceeding.

         Section 2.06 Rights of the Agent and the Senior Lenders. The Agent and the Senior Lenders may, at any time, and from time to time, without the consent of or notice to the Subordinated Agent or any Subordinated Lender, without incurring responsibility to the Subordinated Agent and/or any Subordinated Lender, without impairing or releasing any of the Agent or the Senior Lenders' rights or any of the obligations of the Subordinated Agent and the Subordinated Lenders under this Subordination Agreement:

         (a) change the amount, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew, increase or otherwise alter the Superior Indebtedness or any Senior Loan Document or any other instrument or agreement now or hereafter executed or evidencing any of the Superior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Superior Indebtedness (including provisions restricting or further restricting payments of the Subordinated Debt);

         (b) sell, exchange, release or otherwise deal with all or any part of any Property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Superior Indebtedness;

         (c) release any Person liable in any manner for payment or collection of the Superior Indebtedness;

         (d) exercise or refrain from exercising any rights against the Borrower, the Parent Company or any other Obligor or others, including the Subordinated Agent and the Subordinated Lenders; and

         (e) apply any sums received by the Senior Lenders, paid by any Person and however realized, to payment of the Superior Indebtedness in such a manner as the Agent and the Senior Lenders, in their sole discretion, may deem appropriate.

         Section 2.07 Payments within 90 Days of Default. The obligations under the Subordinated Loan Documents are revolving in nature and, except as set forth in Section 2.02, this Subordination Agreement will not prohibit certain payments made prior to the occurrence of an "Event of Default" under the Senior Loan Documents. To effect the subordinations intended hereby, the Subordinated Agent and each Subordinated Lender agree that if (i) it receives a payment in any manner on account of the Subordinated Debt and within 90 days following its receipt of such payment the Agent or any Senior Lender shall give a notice under
Section 2.02 that an Event of Default under the Senior Loan Documents has occurred (other than an Event of Default: (1) for which the Agent or the Senior Lenders have previously given notice and instituted a payment blockage pursuant to Section 2.02(b) and (2) which has continued for over 135 days), and (ii) the Superior Indebtedness has not been paid in full, then such payment will be treated as if it had been made after the giving of a notice that an Event of Default under the Senior Loan Documents has occurred and the Subordinated Agent and the Subordinated Lenders will hold such amount in trust and pay to the Agent, for its benefit and the benefit of the Senior Lenders, any amount equal to the amount so received during such 90 day period. The foregoing provisions shall apply without regard to whether the payments would or would not constitute preferential payments under the Federal Bankruptcy Code or other applicable insolvency laws. The Subordinated Agent and the Subordinated Lenders acknowledge and agree that for purposes of clause (i) above, any subsequent action, failure to act or any breach of a financial covenant for a period commencing after the date of the commencement of a payment blockage under Section 2.02(b) that would give rise to a new Event of Default pursuant to any provision under which a payment blockage previously existed or was continuing shall constitute a new Event of Default for purposes of Section 2.02(b) and this Section 2.07. The Subordinated Agent and the Subordinated Lenders shall be subrogated to the claims and rights of the Agent and the Senior Lenders to the extent of the Superior Indebtedness so acquired; provided that the Subordinated Agent and the Subordinated Lenders shall have no rights until such time as the Superior Indebtedness shall have been paid in full.

         Section 2.08 Conversions Not Affected. Nothing in this Subordination Agreement is intended or shall be construed to prevent: (a) the exercise by the Subordinated Agent or any Subordinated Lender (or an affiliate of it) of conversion rights contained in the Subordinated Loan Documents, (b) the receipt by the Subordinated Agent or any Subordinated Lender of shares of stock and debt securities that are subordinated to all Superior Indebtedness of the Borrower, the Parent Company or an Obligor to at least the same extent as the Subordinated Debt, and (c) the presentment of an instrument to prevent discharge of other liable parties on such instrument.

                                   ARTICLE III
                    Representations, Warranties and Covenants

         Section 3.01 Representations of Subordinated Agent and Subordinated Lenders. The Subordinated Agent and each Subordinated Lender represent and warrant that:

         (a) neither the execution nor delivery of this Subordination Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument which it is now subject to;

         (b) it has all requisite authority to execute, deliver and perform its obligations under this Subordination Agreement; and

         (c) this Subordination Agreement constitutes it legal, valid, and binding obligation in accordance to its terms, subject to applicable bankruptcy, insolvency or similar laws and general principles of equity.

         Section 3.02 Covenants. The Subordinated Agent and each Subordinated Lender covenant that so long as any of the Superior Indebtedness remains outstanding and until the termination of the "Aggregate Commitments" (as defined in the Senior Credit Agreement), it will:

         (a) cause all Subordinated Debt to be evidenced by a note, debenture or other instrument evidencing the Subordinated Debt;

         (b) cause any such note, debenture, or instrument evidencing the Subordinated Debt to contain a statement or legend to the effect that such note, debenture, or other instrument is subordinated to the Superior Indebtedness in the manner and to the extent set forth in this Subordination Agreement;

         (c) not assign or transfer to others the Subordinated Debt or any claim it has or may have against the Borrower, the Parent Company or any other Obligor as long as any of the Superior Indebtedness remains outstanding, unless such assignment or transfer is expressly made subject to this Subordination Agreement;

         (d) not ask for, sue for, take, demand, receive or accept any principal or interest on any of the Subordinated Debt except in accordance with the terms of this Subordination Agreement;

         (e) not amend, supplement or otherwise modify the terms of the Subordinated Debt without the express written consent of the Agent and the Senior Lenders, which consent will not be unreasonably withheld, which has the effect of (i) increasing the "Commitment" under the Subordinated

Loan Agreement (provided that the foregoing shall not affect the Subordinated Agent and the Subordinated Lenders' ability to increase its borrowing base),
(ii) increasing the rate of interest charged on the Subordinated Debt (provided that the foregoing shall not prohibit changes in the rate of interest contemplated by the terms of the Subordinated Loan Agreement), (iii) changes the fees charged under the Subordinated Loan Documents, or (iv) modifies or deletes the terms of Section 9.22 of the Subordinated Loan Agreement or the subordination language contained in the note issued pursuant to the Subordinated Loan Agreement;

         (f) promptly upon either receipt or delivery, forward to the Agent and the Senior Lenders a true and complete copy of any material notices or communications either received or delivered to or from the Parent Company, the Borrower or any Obligor with respect to the Subordinated Debt; and

         (g) execute any and all other instruments necessary as reasonably required by the Agent or the Senior Lenders to effect the subordinations intended hereby.

                                   ARTICLE IV
                                  Miscellaneous

         Section 4.01 Acceptance by the Agent and the Senior Lenders. The foregoing subordination provisions are, and are intended to be, an inducement and a consideration to the Agent and each Senior Lender, whether such Senior Lender's Superior Indebtedness is created or acquired before or after the issuance of Subordinated Debt, to acquire and continue to hold, or to continue to hold, such Superior Indebtedness and each such Senior Lender shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Superior Indebtedness. Notice of acceptance of this Subordination Agreement is waived, acceptance on the part of the Agent and the Senior Lenders being conclusively presumed by their request for this Subordination Agreement and delivery of the same to them.

         Section 4.02 Assignment by the Agent and the Senior Lenders. This Subordination Agreement may be assigned by the Agent and the Senior Lenders in connection with any assignment or transfer of the Superior Indebtedness.

         Section 4.03 Notices. All notices and other communications provided for herein shall be given or made by telecopy, courier or U.S. Mail or in writing and telecopied, mailed or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or at such other address as shall be designated by such party in a notice to each other party; and in the case of the Agent or any Senior Lender in care of the Agent at the following address:

                  Bank of Montreal, as Agent
                  700 Louisiana, Suite 4400
                  Houston, Texas 77002
                  Telecopier No.: (713) 223-4007
                  Telephone No.: (713) 546-9700
                  Attention: Client Services Group

Except as otherwise provided in this Subordination Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

         Section 4.04 Amendments and Waivers. The Agent or any Senior Lender's acceptance of partial or delinquent payments or any forbearance, failure or delay by the Agent and the Senior Lenders in exercising any right, power or remedy hereunder shall not be deemed a waiver of any obligation of the Borrower, the Parent Company or any Obligor or the Subordinated Agent or any Subordinated Lender, or of any right, power or remedy of the Agent and the Senior Lenders; and no partial exercise of any right, power or remedy shall preclude any other or further exercise thereof. The Subordinated Agent and the Subordinated Lenders hereby agree that if the Agent and/or any Senior Lender agrees to a waiver of any provision hereunder, or an exchange of or release of collateral, or the addition or release of any Person as an Obligor, any such action shall not constitute a waiver of any of the Agent's and/or any Senior Lender's other rights or of the Subordinated Agent's or any Subordinated Lender's obligations hereunder. This Subordination Agreement may be amended only by an instrument in writing executed jointly by Subordinated Agent and the Agent and may be supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

         Section 4.05 Parties to the Agreement. The provisions of this Subordination Agreement are and are intended solely for the purpose of defining the relative rights of the Subordinated Agent, the Subordinated Lenders, the Agent and the Senior Lenders, and are solely for the benefit of the Agent, the Senior Lenders, the Subordinated Agent and the Subordinated Lenders; and may not be relied upon or enforced by any party other than the Agent, the Senior Lenders, the Subordinated Agent or the Subordinated Lenders.

         Section 4.06 Reinstatement. To the extent that any payments on the Superior Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the Agent or any Senior Lender to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, obligations hereunder with respect to the Superior Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Agent's and the Senior Lenders' Liens, interests, rights, powers and remedies under the Senior Loan Documents and this Subordination Agreement shall continue in full force and effect. In such event, each Senior Loan Document and this Subordination Agreement shall be automatically reinstated and the Borrower, the Parent Company, the Obligors, the Subordinated Agent and the Subordinated Lenders shall take such action as may be reasonably requested by the Agent and the Senior Lenders to effect such reinstatement.

         Section 4.07 Governing Law. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

         Section 4.08 ENTIRE AGREEMENT. THIS WRITTEN SUBORDINATION AGREEMENT EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE AGENT AND THE SENIOR LENDERS, THE SUBORDINATED AGENT AND THE SUBORDINATED LENDER AND SUPERSEDES ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS WRITTEN SUBORDINATION AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED

BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 4.09 References and Titles. All references in this Subordination Agreement to articles, sections, subsections and other subdivisions refer to the articles, sections, subsections and other subdivisions of this Subordination Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

         Section 4.10 Severability. All rights, remedies and powers provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law; and all the provisions hereof are intended (a) to be subject to all applicable mandatory provisions of law which may be controlling and (b) to be limited to the extent necessary so that they will not render this Subordination Agreement invalid under the provisions of any applicable law. If any term or provision of this Subordination Agreement shall be determined to be illegal or unenforceable, all other terms and provisions of this Subordination Agreement shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law and the parties agree to promptly meet and negotiate in good faith to establish new arrangements which have the effect of preserving in the economic and commercial benefits established by this Subordination Agreement.

         WITNESS THE EXECUTION HEREOF, as of this the 29th day of December 1997.

                    Subordinated Agent and Subordinated Lender:

                    Enron Capital & Trade Resources Corp., as Subordinated Agent and as sole Subordinated Lender



                    By: /s/ Steven M. Emshoff
                        ---------------------------------
                        Name:  Steven M. Emshoff
                        Title: Agent and Attorney-in-Fact

                        Address for the Subordinated Agent and Lender:


                        1400 Smith
                        Houston, Texas 77002
                        Attention:  Donna Lowry
                        Telephone:  (713) 853-1939
                        Telecopy:   (713) 646-4039

The Borrower, the Parent Company and the Obligors hereby execute this Subordination Agreement to evidence their agreement that:

         1. each shall be bound by all of the terms and provisions of the Subordination Agreement.

         2. each acknowledge and agree that the terms of the Subordination Agreement shall control over the terms of the Senior Loan Documents and the Subordinated Loan Documents, any notes issued pursuant thereto, and the instruments evidencing any of the foregoing to the extent of any conflict relating to the relative rights of the Agent and the Senior Lenders, the Subordinated Agent or the Subordinated Lenders.

         3. the terms and provisions of the Subordination Agreement shall inure solely to the benefit of the Agent, the Senior Lenders, the Subordinated Agent, the Subordinated Lenders and their respective successors and assigns and the terms and provisions of this Subordination Agreement shall not inure to the benefit of nor be enforceable by the Borrower, the Parent Company or any Obligor or their successors or assigns.

         4. each at its expense will execute, acknowledge and deliver all such agreements and instruments and take all such action as any party to this Subordination Agreement from time to time may reasonably request in order further to effectuate the purposes of this Subordination Agreement and to carry out the terms hereof.

BORROWER:                       QUEEN SAND RESOURCES, INC., a Nevada corporation



                                          By: /s/ Robert P. Lindsay
                                              ---------------------
                                              Robert P. Lindsay
                                              Vice President


                                          Address for Notices:

                                          Queen Sand Resources, Inc.
                                          3500 Oak Lawn Drive, Suite 380
                                          Dallas, Texas 75219
                                          Attention:  Robert P. Lindsay
                                          Telephone:  (214) 521-9959
                                          Facsimile:  (214) 521-9960

                                          with copy to:

                                          Queen Sand Resources, Inc.
                                          60 Queen Street, Suite 1400
                                          Ottawa, Canada   KIP 5Y7
                                          Attention:  Mr. Ronald Benn
                                          Telephone:  (613) 230-7211
                                          Facsimile:  (613) 230-6055

                                          and

                                          Haynes & Boone LLP
                                          901 Main Street, Suite 3100
                                          Dallas, Texas 75202-3789
                                          Attention:  Mr. William L. Boeing
                                          Telephone:  (214) 651-5553
                                          Facsimile:  (214) 651-5940

PARENT COMPANY:               QUEEN SAND RESOURCES, INC., a Delaware corporation



                                        By: /s/ Robert P. Lindsay
                                            ----------------------------
                                            Robert P. Lindsay
                                            Chief Operating Officer
                                            and Executive Vice President


                                        Address for Notices:

                                        Queen Sand Resources, Inc.
                                        3500 Oak Lawn Drive, Suite 380
                                        Dallas, Texas 75219
                                        Attention:  Robert P. Lindsay
                                        Telephone:  (214) 521-9959
                                        Facsimile:  (214) 521-9960

                                        with copy to:

                                        Queen Sand Resources, Inc.
                                        60 Queen Street, Suite 1400
                                        Ottawa, Canada   KIP 5Y7
                                        Attention:  Mr. Ronald Benn
                                        Telephone:  (613) 230-7211
                                        Facsimile:  (613) 230-6055

                                        and

                                        Haynes & Boone LLP
                                        901 Main Street, Suite 3100
                                        Dallas, Texas 75202-3789
                                        Attention:  Mr. William L. Boeing
                                        Telephone:  (214) 651-5553
                                        Facsimile:  (214) 651-5940

GUARANTORS:              NORTHLAND OPERATING CO.



                         By: /s/ Robert P. Lindsay
                             ---------------------
                             Robert P. Lindsay
                             Vice President


                         CORRIDA RESOURCES, INC.



                         By: /s/ Robert P. Lindsay
                             ---------------------
                             Robert P. Lindsay
                             Vice President


                         Address for Notices of each Guarantor: [same as Parent Company]

                                    Exhibit A


                           Subordinated Loan Documents

1. Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997 between the Borrower, the Subordinated Lenders party thereto and the Subordinated Agent (the "Subordinated Loan Agreement").

2. Subordinated Note(s) in the aggregate principal amount of $10,000,000 issued by the Borrower in favor of the Subordinated Lender(s).

3. Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement (Subordinated Revolving Credit Loan Agreement) dated as of December 29, 1997 executed by the Borrower in favor of the Subordinated Agent, for its benefit and the benefit of Subordinated Lenders.

4. Financing Statement executed by the Borrower with respect to item 3 above.

5. Guaranty Agreement dated as of December 29, 1997 executed by the Parent Company in favor of the Subordinated Agent and Subordinated Lenders.

6. Guaranty Agreement dated as of December 29, 1997 executed by Corrida Resources, Inc. and Northland Operating Co. in favor of the Subordinated Agent and Subordinated Lenders.

7. Fee Letter dated as of December 29, 1997 executed between the Borrower and ECT Securities Corp.

8. Any other Security Instrument or Loan Document (as defined in the Subordinated Revolving Credit Loan Agreement described in paragraph 1 above).